Exhibit 99.2

TPG Reports Fourth Quarter and Full Year 2021 Financial Results Year Ended December 31, 2021

TPG Reports Fourth Quarter 2021 Financial Results San Francisco and Fort Worth, TX –March 28, 2022 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited fourth quarter and full year 2021 results. TPG issued a full detailed presentation of its fourth quarter and full year ended December 31, 2021 results, which can be viewed through the Shareholders section of TPG’s website at http://shareholders.tpg.com. “Our results for the fourth quarter of 2021 marked the completion of an outstanding year for TPG, driven by significant growth and value creation across our five multi-product platforms,” said Jon Winkelried, Chief Executive Officer. “The recent completion of TPG’s $1.1 billion initial public offering marks an important milestone in our 30-year history of innovation and organic growth and we continue to demonstrate the tremendous earnings power of our business. The positive momentum across our platforms and funds has positioned us well and I would like to thank our team members, portfolio companies, fund investors, and shareholders, for their continued contributions to drive TPG’s long-term growth and investment success.” Conference Call TPG will host a conference call and live webcast at 11:00 a.m. ET. It may be accessed by dialing (866) 342-8591 (US toll-free) or (203) 518-9797 (international), using the conference ID TPGQ421. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast can be accessed through the Investor Relations section of TPG’s website at http://shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website. TPG | 2

TPG Reports Fourth Quarter 2021 Financial Results About TPG TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $114 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholder contact: Media contact: Gary Stein Luke Barrett Tel: +1 212 601 4750 Tel: +1 415 743 1550 shareholders@tpg.com media@tpg.com Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. TPG | 3

Forward Looking Statements This presentation contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. TPG | 4

Comparability Statement and Pro Forma Financial Information Prior to and in connection with our initial public offering (“IPO”), we completed certain transactions as part of a corporate reorganization (the “Reorganization”), which concluded with NASDAQ listing our Class A common stock on January 13, 2022. The Reorganization included certain transfers of economic entitlements and investments that were effectuated December 31, 2021, including the transfer of certain limited partner interests in entities that (i) serve as the general partner of certain TPG funds and (ii) are, or historically were, consolidated by TPG Group Holdings (SBS), L.P. (“TPG general partner entities”) to Tarrant RemainCo I, L.P., Tarrant RemainCo II, L.P. and Tarrant RemainCo III, L.P. (“RemainCo”). The transfer of certain limited partner interests in TPG general partner entities to RemainCo resulted in the deconsolidation of TPG Funds, as the TPG general partner entities are no longer considered the primary beneficiary as of December 31, 2021. While the Reorganization did not affect, on a GAAP or non-GAAP basis, our income statement activity for the fiscal year ended December 31, 2021 or our financial statements for prior periods, this presentation includes pro forma financial data giving effect to the IPO and the Reorganization as though they had occurred on January 1, 2020. As such, the pro forma information reflects certain reorganization adjustments, including, but not limited to, the exclusion of assets that were transferred to RemainCo, increasing the amount of performance allocations our people will receive, the inclusion of an administrative services fee paid by RemainCo to the Company, additional interest on debt incurred as part of the Reorganization, and the step-up of taxes on a public-company basis. Therefore, comparability of the pro forma information included in this presentation to prior financial data or future periods may be limited. See the Reconciliations and Disclosures section of this presentation for a full comparison of actual to pro forma financial data and adjustment descriptions. TPG | 5

Fourth Quarter and Full Year 2021 Financial Results

GAAP Statements of Operations

- Net income was $4.7 billion and $834 million for the year ended and quarter ended December 31, 2021, respectively, an increase of 224% over FY'20 and decrease of 27% from 4Q'20, respectively
- Net income attributable to controlling interests was $2.0 billion and $326 million for the year ended and quarter ended December 31, 2021, respectively, an increase of 118% over FY'20 and decrease of 46% from 4Q'20, respectively

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Revenues				
Fees and other	$ 224,285	$ 292,789	$ 883,366	$ 977,904
Capital allocation-based income	1,326,148	786,538	1,231,472	3,998,483
Total revenues	**1,550,433**	**1,079,327**	**2,114,838**	**4,976,387**
Expenses				
Compensation and benefits	116,074	187,032	522,715	579,698
General, administrative and other	65,095	95,660	260,748	278,590
Depreciation and amortization	1,761	16,086	7,137	21,223
Interest expense	4,449	3,973	18,993	16,291
Expenses of consolidated TPG Funds and Public SPACs:				
Interest expense	276	167	722	740
Other	3,951	(3,895)	7,241	20,024
Total expenses	**191,606**	**299,023**	**817,556**	**916,566**
Investment income				
Income from investments:				
Net gains (losses) from investment activities	25,347	14,873	(5,839)	353,219
Gain on deconsolidation	-	-	401,695	-
Interest, dividends and other	1,955	(499)	8,123	6,460
Investment income of consolidated TPG Funds and Public SPACs:				
Net gains (losses) from investment activities	(197)	14,384	(18,691)	23,392
Unrealized gains (losses) on derivative liabilities	(239,269)	20,294	(239,269)	211,822
Interest, dividends and other	1,031	7,350	5,410	10,321
Total investment income	**(211,133)**	**56,402**	**151,429**	**605,214**
Income before income taxes	**1,147,694**	**836,706**	**1,448,711**	**4,665,035**
Income tax expense	3,933	2,948	9,779	9,038
Net income	**1,143,761**	**833,758**	**1,438,932**	**4,655,997**
Less:				
Net (loss) income attributable to redeemable equity in Public SPACs	(195,906)	21,922	(195,906)	155,131
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	1,402	11,096	(12,380)	19,287
Net (loss) income attributable to other non-controlling interests	730,107	474,879	719,640	2,455,825
Net income attributable to controlling interests	**$ 608,158**	**$ 325,861**	**$ 927,578**	**$ 2,025,754**

See the Definitions and Notes pages in the Reconciliation and Disclosures section of this presentation for definitions of terms used throughout.

TPG | 7

Pro Forma GAAP Statements of Operations

- Pro forma net income attributable to TPG Inc. was $231 million for the year ended December 31, 2021, an increase of 175% over FY'20
- Pro forma net income attributable to TPG Inc. was $41 million for the quarter ended December 31, 2021, a decrease of 8% compared to 4Q'20

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Pro Forma Revenues				
Fees and other	$ 228,579	$ 296,739	$ 815,368	$ 998,711
Capital allocation-based income	1,308,342	779,091	1,391,312	3,989,830
Total revenues	**1,536,921**	**1,075,830**	**2,206,680**	**4,988,541**
Pro Forma Expenses				
Compensation and benefits	233,249	268,431	1,020,972	940,027
Performance allocation compensation	747,290	502,308	721,097	2,538,505
General, administrative and other	65,095	95,660	246,359	278,590
Depreciation and amortization	1,761	16,086	6,740	21,223
Interest expense	5,447	4,971	22,372	20,282
Expenses of consolidated TPG Funds and Public SPACs:				
Interest expense	-	-	-	-
Other	5,189	(4,329)	5,225	18,395
Total expenses	**1,058,031**	**883,127**	**2,022,765**	**3,817,022**
Pro Forma Investment income				
Income from investments:				
Net gains (losses) from investment activities	-	32,292	-	260,359
Interest, dividends and other	1,184	(499)	5,009	6,460
Investment income of consolidated TPG Funds and Public SPACs:				
Net gains (losses) from investment activities	-	-	-	-
Unrealized gains (losses) on derivative liabilities	(239,269)	20,294	(239,269)	211,822
Interest, dividends and other	11	6,257	11	6,292
Total investment income	**(238,074)**	**58,344**	**(234,249)**	**484,933**
Income before income taxes	**240,816**	**251,047**	**(50,334)**	**1,656,452**
Income tax expense	16,922	15,246	33,262	77,979
Net income	**223,894**	**235,801**	**(83,596)**	**1,578,473**
Less:				
Net (loss) income attributable to redeemable equity in Public SPACs	(195,906)	21,922	(195,906)	155,131
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	-	-	-	-
Net (loss) income attributable to other non-controlling interests	374,828	172,632	28,239	1,191,994
Net income attributable to TPG Inc.	**$ 44,972**	**$ 41,247**	**$ 84,071**	**$ 231,348**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 8

Fourth Quarter and Full Year 2021 Highlights

Actual Non-GAAP Financial Measures *($M)*

- FY'21 FRE of $179 million increased 76% versus FY'20, and After-Tax DE of $1.24 billion nearly tripled year-over-year

	4Q'20	4Q'21	FY'20	FY'21
Fee-Related Revenues ("FRR")	$199	$239	$716	$867
Fee-Related Earnings ("FRE")	53	49	101	179
Realized Performance Allocations, Net	197	251	313	1,000
After-Tax Distributable Earnings	246	307	441	1,240

Pro Forma Non-GAAP Financial Measures *($M)*

- FY'21 Pro Forma FRE of $326 million increased 44% versus FY'20, and Pro Forma After-Tax DE of $538 million more than doubled year-over-year

	4Q'20	4Q'21	FY'20	FY'21
Fee-Related Revenues	$201	$238	$727	$874
Fee-Related Earnings	76	91	227	326
Realized Performance Allocations, Net	41	54	41	205
After-Tax Distributable Earnings	102	137	232	538

Operating Metrics *($B)*

- Total AUM of $114 billion, up 27% year-over-year; Fee Earning AUM of $60 billion, up 19% during the same period

	4Q'20	3Q'21	4Q'21
Assets Under Management ("AUM")	$89.5	$109.1	$113.6
Fee Earning Assets Under Management ("FAUM")	50.7	59.3	60.1
Accrued Performance Allocations, Net	1.8	2.4	1.3
Pro Forma Accrued Performance Allocations, Net	0.4	0.7	0.8
Available Capital	25.7	29.8	28.4

	4Q'20	4Q'21	FY'20	FY'21
Value Creation	17%	7%	18%	38%
Capital Raised	$2.2	$2.8	$7.0	$20.5
Capital Invested	3.3	7.7	9.9	21.6
Realizations	3.4	7.0	10.7	25.4

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 9

Non-GAAP Financial Measures

- Fee-Related Earnings decreased 7% from $53 million in 4Q'20 to $49 million in 4Q'21, and increased 76% from $101 million in FY'20 to $179 million in FY'21
- Realized performance allocations, net grew on both a quarter and full-year basis, increasing by 27% in 4Q'21 over 4Q'20 and 219% in FY'21 over FY'20
- After-Tax Distributable Earnings saw 25% growth from $246 million in 4Q'20 to $307 million in 4Q'21, and 181% growth from $441 million in FY'20 to $1.24 billion in FY'21

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Fee-Related Revenues				
Management Fees	$ 158,816	$ 201,876	$ 623,658	$ 718,364
Transaction, monitoring and other fees, net	29,710	24,666	49,455	102,041
Other Income	10,630	12,582	42,920	46,673
Fee-Related Revenues	**199,156**	**239,124**	**716,033**	**867,078**
Fee-Related Expenses				
Compensation and benefits, net	105,767	154,474	441,245	521,413
Operating expenses, net	40,854	35,827	173,338	167,114
Fee-Related Expenses	**146,621**	**190,301**	**614,583**	**688,527**
Fee-Related Earnings	**52,535**	**48,823**	**101,450**	**178,551**
Realized performance allocations, net	197,287	251,158	313,490	999,603
Realized investment income and other, net	6,282	15,972	57,231	92,720
Depreciation expense	(1,736)	(2,158)	(6,556)	(6,775)
Interest expense, net	(4,052)	(3,683)	(14,843)	(14,928)
Distributable Earnings	**250,316**	**310,112**	**450,772**	**1,249,171**
Income taxes	(3,920)	(2,909)	(9,305)	(9,308)
After-Tax Distributable Earnings	**$ 246,396**	**$ 307,203**	**$ 441,467**	**$ 1,239,863**

See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 10

Pro Forma Non-GAAP Financial Measures

- Pro Forma Fee-Related Earnings increased 19% from $76 million in 4Q'20 to $91 million in 4Q'21, and increased 44% from $227 million in FY'20 to $326 million in FY'21
- Pro forma realized performance allocations, net increased by 32% in 4Q'21 over 4Q'20 and 401% in FY'21 over FY'20
- Pro Forma After-Tax Distributable Earnings grew 34% from $102 million in 4Q'20 to $137 million in 4Q'21, and grew 131% from $232 million in FY'20 to $538 million in FY'21

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Pro Forma Fee-Related Revenues				
Management Fees	$ 158,816	$ 201,876	$ 623,658	$ 718,364
Transaction, monitoring and other fees, net	29,710	24,666	49,455	102,041
Other Income	12,877	11,824	54,339	53,957
Pro Forma Fee-Related Revenues	**201,403**	**238,366**	**727,452**	**874,362**
Pro Forma Fee-Related Expenses				
Compensation and benefits, net	84,259	111,554	327,548	381,135
Operating expenses, net	40,854	35,827	173,338	167,114
Pro Forma Fee-Related Expenses	**125,113**	**147,381**	**500,886**	**548,249**
Pro Forma Fee-Related Earnings	**76,290**	**90,985**	**226,566**	**326,113**
Realized performance allocations, net	40,805	53,665	40,817	204,664
Realized investment income and other, net	(1,701)	8,167	5,036	66,720
Depreciation expense	(1,736)	(2,158)	(6,556)	(6,775)
Interest expense, net	(5,051)	(4,681)	(18,835)	(18,919)
Pro Forma Distributable Earnings	**108,607**	**145,978**	**247,028**	**571,803**
Income taxes	(6,398)	(8,599)	(14,552)	(33,684)
Pro Forma After-Tax Distributable Earnings	**$ 102,209**	**$ 137,379**	**$ 232,476**	**$ 538,119**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 11

Fee-Related Earnings Fee-Related Revenues increased 21% in FY’21 over FY’20, driven mainly by growth in Fee Earning AUM for the Growth, Impact, and Market Solutions platforms resulting in management fees growing 15% in FY’21 over FY’20 Fee-Related Expenses increased between FY’20 and FY’21 on both an actual and pro forma basis, with FRE margin increasing from 31% in FY’20 to 37% in FY’21 on a pro forma basis Fee-Related Earnings grew 76% in FY’21 over FY’20, and decreased 7% in 4Q’21 over 4Q’20 Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) 2020 2021 Capital Growth Impact Real Estate Market Solutions $326 +15% $718 +27% $624 $64 $227 $202 $70 $44 $19 $70 $106 $179 $159 $18 $64 $12 $18 $42 $142 $17 $111 $101 $27 $34 $91 $76 $53 $49 $335 $335 $85 $88 4Q FY Pro Forma 4Q Pro Forma FY 4Q’20 4Q’21 FY’20 FY’21 1. Note: Pro forma financial There are no pro forma adjustments measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, to management fees therefore the by-platform breakdown does not change between historical 2020;see the Reconciliations figures and pro forma. and Disclosures section of this presentation for a full reconciliation and description of adjustments. TPG | 12

After-Tax Distributable Earnings After-Tax Distributable Earnings were $1.24 billion for FY’21 compared to $441 million for FY’20, an increase of 181% driven primarily by realized performance allocations, net from the Capital and Growth platforms, with additional growth in Fee-Related Earnings On a pro forma basis, After-Tax Distributable Earnings more than doubled year-over-year, growing 131% to $538 million in FY’21 compared to $232 million for FY’20 As a percentage of After-Tax Distributable Earnings, Fee-Related Earnings accounted for 14% in FY’21, and 61% on a pro forma basis for the same year After-Tax DE After-Tax DE Mix ($M) 2020 2021 FY’21 Pro Forma FY’21 $1,240 5% 14% 1% 38% $538 61% $441 $307 $246 $232 81% $137 $102 FRE Realized Performance Allocations, Net Investment Income and Other 4Q FY Pro Forma 4Q Pro Forma FY Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020;see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments. TPG | 13

Realized Performance Allocations, Net

- Realized performance allocations, net grew 27% in 4Q'21 over 4Q'20 and 219% in FY'21 over FY'20
- In FY'21, realized performance allocations, net were largely driven by TPG VI and TPG VII in the Capital platform and Growth III in the Growth platform
- Pro forma realized performance allocations, net increased 32% in 4Q'21 over 4Q'20 and 401% in FY'21 over FY'20

FY'21 Realized Performance Allocations, Net

($M)



$1
$28
$12
$234
Total
$1,000
$725

Pro Forma
FY'21 Realized Performance Allocations, Net

($M)



$4
<$1
$2
$6
Total
$205
$192

■ Capital ■ Growth ■ Impact ■ Real Estate ■ Market Solutions

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 14

Pro Forma Net Accrued Performance Allocations Pro Forma Net Accrued Performance 4Q’21 Pro Forma Net Accrued Performance Allocations Allocations by Vintage ($M) 3Q’21 4Q’21 ($M) 6% 2016 & Prior $260 $233 4% 2017 219 268 10% 2018 53 62 2019 123 140 Total $769 2020 22 43 19% 61% 2021 0 23 Total $677 $769 Capital Growth Impact Real Estate Market Solutions Pro Forma Net Accrued Performance Allocations Walk ($M) Value Creation 4Q’21 FY’21 $146 Capital 7.4% 42.9% $769 $677 ($54) Growth 4.6% 31.7% Impact 9.1% 33.2% Real Estate 5.8% 31.3% Market Solutions 9.3% 19.1% 3Q’21 Value Realized 4Q’21 Creation Gains Total 6.7% 37.8% & Other Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020;see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments. TPG | 15

GAAP Balance Sheet (Unaudited)

- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities
- Our investments decreased $556 million, or 8%, from 3Q'21 to 4Q'21 largely due to the Reorganization offset by value creation of 7% in 4Q'21

	GAAP		Pro Forma	
($ in thousands)	3Q'21	4Q'21	3Q'21	4Q'21
Assets				
Cash and cash equivalents	$ 1,783,221	$ 972,729	$ 2,125,738	$ 1,376,746
Investments	6,664,831	6,109,046	5,943,421	6,109,046
Other assets	681,430	855,773	672,068	831,785
Assets of consolidated TPG Funds and public SPACs	1,640,551	1,024,465	1,291,103	1,024,465
Total assets	**10,770,033**	**8,962,013**	**10,032,330**	**9,342,042**
Liabilities, redeemable equity and partners' capital				
Liabilities				
Debt obligations	244,874	444,444	444,874	444,444
Due to affiliates	1,187,688	826,999	945,056	634,324
Other liabilities	564,028	372,597	4,029,966	4,196,552
Liabilities of consolidated TPG Funds and public SPACs	170,011	56,532	88,718	56,532
Total liabilities	**2,166,601**	**1,700,572**	**5,508,614**	**5,331,852**
Redeemable equity from consolidated public SPACs	1,285,021	1,000,027	1,285,021	1,000,027
Partners' capital				
Class A common stock	-	-	79	79
Class B common stock	-	-	230	230
Additional paid-in-capital	-	-	509,424	498,251
Partners' capital controlling interests	3,506,720	1,606,593	-	-
Other non-controlling interests	3,811,691	4,654,821	2,728,962	2,511,603
Total partners' capital	**7,318,411**	**6,261,414**	**3,238,695**	**3,010,163**
Total liabilities, redeemable equity and equity	**$ 10,770,033**	**$ 8,962,013**	**$ 10,032,330**	**$ 9,342,042**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 16

Non-GAAP Balance Sheet

- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our Non-GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities
- The firm's securitized borrowings, which are backed by $492 million in pledged assets at 4Q'21, have a face value of $250 million and were issued in two tranches between 2018 and 2019
- In 4Q'21, we issued a senior unsecured term loan with a face value of $200 million as part of the Reorganization, and our net debt[1] was $208 million at year-end
- At 4Q'21 we had a $300 million credit facility available with no current draws

	Non-GAAP		Pro Forma	
($ in thousands)	3Q'21	4Q'21	3Q'21	4Q'21
Book Assets				
Cash and cash equivalents	$ 335,540	$ 242,370	$ 678,057	$ 646,387
Restricted cash	13,135	13,135	13,135	13,135
Accrued performance allocations	2,414,330	1,344,348	677,017	769,283
Other investments	1,546,471	894,741	793,797	894,741
Other assets, net	676,881	398,154	637,070	169,713
Total Book Assets	**4,986,357**	**2,892,748**	**2,799,076**	**2,493,259**
Book Liabilities				
Accounts payable, accrued expenses and other	581,768	525,267	329,775	308,421
Securitized borrowing, net	244,873	244,950	244,873	244,950
Senior unsecured term loan	-	199,494	200,000	199,494
Total Book Liabilities	**826,641**	**969,711**	**774,648**	**752,865**
Net Book Value	**$ 4,159,716**	**$ 1,923,037**	**$ 2,024,428**	**$ 1,740,394**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.
1. Net debt comprised of $450 million in face value debt less $242 million of cash and cash equivalents.

TPG | 17

Operating Metrics

Assets Under Management and Fee Earning AUM 4Q’21 AUM rose 27% over 4Q’20, driven by value creation of 38% for FY’21 and fundraising of $20.5 billion over the same period, which included $6.7 billion in Rise Climate within the Impact platform; this was offset by realizations totaling $25.4 billion for the year FAUM increased 19% in FY’21 over FY’20 driven primarily by the Growth and Impact platforms FAUM has grown 53% over the last four years from 4Q’17 to 4Q’21 Assets Under Management Fee Earning AUM ($B) ($B) +27% $114 +19% $60 $10 $6 $90 $13 $51 $6 $7 $5 $14 $10 $6 $11 $6 $22 $4 $16 $8 $11 $50 $55 $27 $26 4Q’20 4Q’21 4Q’20 4Q’21 Capital Growth Impact Real Estate Market Solutions TPG | 19

Assets Under Management and Fee Earning AUM Duration Approximately 87% of our AUM and 85% of our FAUM is in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any extensions) Approximately 75% of our FAUM has a remaining lifespan(2) of 5 or more years, with almost 25% in vehicles that have 10 or more years remaining (including those considered perpetual) AUM by Duration at Inception FAUM by Duration at Inception FAUM by Remaining Duration 5% 5% 2% 1% 7% 6% 3% 8% 3% 8% 17% 22% Total Total Total $114B $60B $60B 51% 82% 82% ~87% ~85% ~75% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption Note: For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of 12/31/21. Defined as the number of years between 12/31/21 and contractual fund winddown, prior to any extensions. TPG | 20

AUM Subject to Fee Earning Growth

- AUM Subject to Fee Earning Growth totaled $9.4 billion at 4Q'21, and represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up)
- AUM Not Yet Earning Fees and FAUM Subject to Step-Up represent 6% and 4% of AUM and FAUM, respectively, for 4Q'21
- Potential fee-related revenue opportunity associated with current AUM Subject to Fee Earning Growth is estimated at $50 to $55 million annually at 4Q'21[1]



AUM Not Yet Earning Fees
($M)
Market Solutions $1,056
Capital $1,054
Real Estate $1,201
Total
$6,848
Impact $258
Growth $3,279



FAUM Subject to Step-Up
($M)
Real Estate $678
Total
$2,543
Capital $1,865

1. Represents the sum of the gross revenue opportunity for each non-legacy fund with unallocated capital, the deployment of which would result in incremental management fees being earned. Revenue opportunity for each fund is calculated as (a) the incremental amount of unallocated capital that would be invested to achieve a range of 90%-100% total deployment of the original commitments of the fund, multiplied by (b) the incremental fee rate that the Company anticipates would be earned on invested capital and (c) the proportion of the fund's commitments that are expected to pay fees based on the amount of invested capital.

TPG | 21

AUM Rollforward

- AUM increased $4.5 billion in 4Q'21 and $24.1 billion in FY'21 – an increase of 4% and 27%, respectively
- AUM growth was driven by capital raised of $2.8 billion for 4Q'21 and $20.5 billion for FY'21, including $7.2 billion in the Impact platform and $4.9 billion in the Growth platform on a full-year basis
- Changes in Investment Value increased on both a quarter and full-year basis largely due to value creation of 7% in 4Q'21 and 38% for FY'21

	Three Months Ended December 31, 2021					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as Beginning of Period	$ 52,609	$ 22,147	$ 12,622	$ 11,463	$ 10,257	$ 109,098
Capital Raised	551	313	918	750	221	2,753
Realizations	(3,950)	(1,315)	(480)	(805)	(444)	(6,994)
Changes in Investment Value[(1)]	6,127	815	489	1,270	60	8,761
AUM as of end of period	**$ 55,337**	**$ 21,960**	**$ 13,549**	**$ 12,678**	**$ 10,094**	**$ 113,618**

	Year Ended December 31, 2021					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as Beginning of Period	$ 49,761	$ 16,388	$ 5,941	$ 10,380	$ 7,056	$ 89,526
Capital Raised	4,174	4,893	7,172	1,970	2,247	20,456
Realizations	(15,773)	(4,423)	(1,131)	(3,022)	(1,040)	(25,389)
Changes in Investment Value[(1)]	17,175	5,102	1,567	3,350	1,831	29,025
AUM as of end of period	**$ 55,337**	**$ 21,960**	**$ 13,549**	**$ 12,678**	**$ 10,094**	**$ 113,618**

Note: For Market Solutions, capital raised in our SPAC vehicles represents funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, and realizations are considered to occur at business combination with a target, in the amount of capital raised; for our hedge funds, capital raised represents new fund subscriptions.
1. Changes in investment value consists of changes in fair value, Capital Invested and Available Capital and other investment activities, including the change in net asset value of our hedge funds.

TPG | 22

FAUM Rollforward

- FAUM increased $0.7 billion in 4Q'21 and $9.4 billion in FY'21, an increase of 1% and 19%, respectively
- Increases over both periods were largely driven by fee earning capital raised, particularly in the Impact platform, with contribution from the Growth platform on a full-year basis

	Three Months Ended December 31, 2021					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 26,563	$ 10,465	$ 10,254	$ 5,790	$ 6,275	$ 59,347
Fee Earning Capital Raised[1]	-	-	682	12	38	732
Net Change in Actively Invested Capital[2]	(355)	49	(135)	433	23	15
Reduction in Fee Base of Certain Funds[3]	-	-	-	-	-	-
FAUM as of end of period	**$ 26,208**	**$ 10,514**	**$ 10,801**	**$ 6,235**	**$ 6,336**	**$ 60,094**

	Year Ended December 31, 2021					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 27,381	$ 8,397	$ 4,439	$ 5,904	$ 4,533	$ 50,655
Fee Earning Capital Raised[1]	1,133	2,090	6,606	63	553	10,443
Net Change in Actively Invested Capital[2]	(2,306)	27	(244)	269	1,250	(1,003)
Reduction in Fee Base of Certain Funds[3]	-	-	-	(1)	-	(1)
FAUM as of end of period	**$ 26,208**	**$ 10,514**	**$ 10,801**	**$ 6,235**	**$ 6,336**	**$ 60,094**

1. Fee Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
2. Net Change in Actively Invested Capital includes capital invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
3. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 23

Other Operating Metrics

- Across the investment platform, our various operating metrics saw large increases in 2021, both on a quarter and full-year basis

(All tables in $M)

Capital Raised	4Q'20	4Q'21	FY'20	FY'21
Capital	$851	$551	$1,546	$4,174
Growth	169	313	1,882	4,893
Impact	44	918	423	7,172
Real Estate	1	750	29	1,970
Market Solutions[1]	1,153	221	3,136	2,247
Total	**$2,217**	**$2,754**	**$7,016**	**$20,456**

Available Capital	4Q'20	4Q'21
Capital	$15,549	$10,696
Growth	2,995	4,943
Impact	2,441	7,951
Real Estate	2,538	2,278
Market Solutions	2,158	2,552
Total	**$25,681**	**$28,420**

Capital Invested	4Q'20	4Q'21	FY'20	FY'21
Capital	$2,166	$4,284	$5,896	$10,624
Growth	327	788	1,956	3,333
Impact	192	394	556	1,711
Real Estate	643	1,720	1,493	4,537
Market Solutions[2]	-	548	-	1,434
Total	**$3,329**	**$7,733**	**$9,901**	**$21,639**

Realizations	4Q'20	4Q'21	FY'20	FY'21
Capital	$1,999	$3,950	$6,967	$15,773
Growth	718	1,315	1,798	4,423
Impact	30	480	78	1,131
Real Estate	657	805	1,830	3,022
Market Solutions[2]	-	444	-	1,040
Total	**$3,404**	**$6,994**	**$10,673**	**$25,389**

1. Within Market Solutions, capital raised at our hedge fund represents new fund subscriptions.
2. Within Market Solutions, capital invested and realizations in our SPAC vehicles represent funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, which are considered to occur at business combination with a target.

TPG | 24

Supplemental Details

GAAP and Non-GAAP Performance Allocations Year ended December 31, 2021 GAAP GAAP GAAP ($ in thousands) Realized Unrealized Total Platforms Capital $ 1,398,761 $ 1,139,309 $ 2,538,070 Growth 450,608 338,773 789,381 Impact 2,103 223,819 225,922 Real Estate 74,882 115,822 190,704 Market Solutions 29,804 18,979 48,783 Total $ 1,956,158 $ 1,836,702 $ 3,792,860 Year ended December 31, 2021 GAAP Non-GAAP Non-GAAP ($ in thousands) Realized Adjustments Realized, Net Platforms Capital $ 1,398,761 $ (673,590) $ 725,171 Growth 450,608 (216,583) 234,025 Impact 2,103 (1,535) 568 Real Estate 74,882 (47,175) 27,707 Market Solutions 29,804 (17,672) 12,132 Total $ 1,956,158 $ (956,555) $ 999,603 Year ended December 31, 2021 Non-GAAP Pro Forma Non-GAAP Pro Forma Non-GAAP ($ in thousands) Realized, Net Adjustments Realized, Net Platforms Capital $ 725,171 $ (533,101) $ 192,070 Growth 234,025 (229,783) 4,242 Impact 568 (147) 421 Real Estate 27,707 (25,995) 1,712 Market Solutions 12,132 (5,912) 6,220 Total $ 999,603 $ (794,939) $ 204,664 Note: Pro forma Non-GAAP adjustments relate to the Reorganization, specifically surrounding how performance allocations will be shared subsequent to the IPO. Refer to the pro forma footnotes for additional details. TPG | 26

GAAP and Non-GAAP Realized Performance Allocations

($ in thousands)	Year ended December 31, 2021 GAAP	Non-GAAP Adjustments	Non-GAAP	Pro Forma Non-GAAP Adjustments	Pro Forma Non-GAAP
Capital					
TPG VII	$ 953,370	$ (451,786)	$ 501,584	$ (310,910)	$ 190,674
TPG VI	345,144	(171,655)	173,489	(173,489)	-
Asia VI	56,793	(28,404)	28,389	(28,389)	-
Asia V	23,848	(12,045)	11,803	(11,803)	-
Other	19,606	(9,700)	9,906	(8,510)	1,396
Total Capital	**1,398,761**	**(673,590)**	**725,171**	**(533,101)**	**192,070**
Growth					
Growth III	249,256	(118,068)	131,188	(131,188)	-
Growth II	71,509	(35,754)	35,755	(35,755)	-
Biotech III	55,502	(27,751)	27,751	(27,751)	-
Other	74,341	(35,010)	39,331	(35,089)	4,242
Total Growth	**450,608**	**(216,583)**	**234,025**	**(229,783)**	**4,242**
Impact					
Rise I	2,103	(1,535)	568	(147)	421
Total Impact	**2,103**	**(1,535)**	**568**	**(147)**	**421**
Real Estate					
Real Estate II	66,213	(41,679)	24,534	(24,534)	-
Real Estate III	8,559	(5,443)	3,116	(1,404)	1,712
Other	110	(53)	57	(57)	-
Total Real Estate	**74,882**	**(47,175)**	**27,707**	**(25,995)**	**1,712**
Market Solutions					
TPEP	29,804	(17,672)	12,132	(5,912)	6,220
Total Market Solutions	**29,804**	**(17,672)**	**12,132**	**(5,912)**	**6,220**
Total	**$ 1,956,158**	**$ (956,555)**	**$ 999,603**	**$ (794,939)**	**$ 204,664**

Note: Pro forma Non-GAAP adjustments relate to the Reorganization, specifically surrounding how performance allocations will be shared subsequent to the IPO. Refer to the pro forma footnotes for additional details.

TPG | 27

Pro Forma GAAP Earnings Per Share

- Pro forma basic earnings per share of $2.91 for FY'21 and $0.52 for 4Q'21
- Pro forma diluted earnings per share of $1.80 for FY'21 and $0.25 for 4Q'21

($ in thousands, except share and per share amounts)	4Q'20	4Q'21	FY'20	FY'21
Pro Forma Net Income Per Share				
Numerator				
Net income (loss)	$ 223,894	$ 235,801	$ (83,596)	$ 1,578,473
Less: Net income (loss) attributable to participating securities	4,538	4,117	8,513	23,089
Less: Net income (loss) attributable to non-controlling interest				
Net income (loss) attributable to redeemable interest in Public SPACs	(195,906)	21,922	(195,906)	155,131
Net income (loss) attributable to interests in other non-controlling interest	370,559	168,583	20,132	1,169,357
Net income (loss) attributable to Class A common stockholders – Basic	44,703	41,179	83,665	230,896
Denominator				
Weighted-average shares of Class A common stock outstanding – Basic	79,273,285	79,384,787	79,254,937	79,360,700
Basic net income per share	**$ 0.56**	**$ 0.52**	**$ 1.06**	**$ 2.91**
Pro Forma Diluted Net Income Per Share				
Numerator				
Net income (loss) attributable to Class A common stockholders – Basic	44,704	41,179	83,665	230,896
Reallocation of net income assuming exchange of NCI	29,702	34,974	(212,355)	324,052
Net income (loss) attributable to Class A common stockholders – Diluted	74,406	76,153	(128,690)	554,948
Denominator				
Weighted-average shares of Class A common stock outstanding – Basic	79,273,285	79,384,787	79,254,937	79,360,700
Exchange of Common Units to Class A common stocks	229,652,641	229,652,641	229,652,641	229,652,641
Weighted-average shares of Class A common stock outstanding – Diluted	308,925,926	309,037,428	308,907,578	309,013,341
Diluted net income per share	**$ 0.24**	**$ 0.25**	**$ (0.42)**	**$ 1.80**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 28

Pro Forma After-Tax DE and Dividends Per Share

- Fully diluted dividend per share of $1.17 for FY'21, compared to $0.51 for FY'20
- Fully diluted dividend per share reflects the conversion of operating group units into Class A Common Stock and full vesting of all unvested RSU grants

($ in thousands, except share and per share amounts)	4Q'20	4Q'21	FY'20	FY'21
Share Reconciliation				
Total Pro Forma GAAP Class A Common Stock from Offering	79,070,565	79,070,565	79,070,565	79,070,565
Class A Common Stock Awards Vested Since Issuance	202,720	314,222	202,720	314,222
Pro Forma Non-GAAP Adjustments:				
Participating Operating Group Units	229,652,641	229,652,641	229,652,641	229,652,641
Unvested RSU Grants	10,250,974	10,139,472	10,250,974	10,139,472
Pro Forma Distributable Earnings Shares Outstanding	**319,176,900**	**319,176,900**	**319,176,900**	**319,176,900**

($ in thousands, except share and per share amounts)	4Q'20	4Q'21	FY'20	FY'21
Pro Forma Non-GAAP Financial Measures				
Pro Forma Fee-Related Earnings	$ 76,290	$ 90,985	$ 226,566	$ 326,113
Pro Forma Distributable Earnings (pre-tax)	108,607	145,978	247,028	571,803
Pro Forma Distributable Earnings, Net attributable to common stockholders				
Estimated DE effective tax rate	23%	23%	23%	23%
TPG Inc. Taxes	24,980	33,575	56,816	131,515
TPG Inc. After-Tax DE	83,627	112,403	190,212	440,288
Shares outstanding	319,176,900	319,176,900	319,176,900	319,176,900
TPG Inc. After-Tax DE per share	0.26	0.35	0.60	1.38
Target dividend policy	85%	85%	85%	85%
Pro Forma Dividend per common share	**$ 0.22**	**$ 0.30**	**$ 0.51**	**$ 1.17**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 29

Fund Performance Metrics

($ in millions, as of 12/31/21) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ -	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	-	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	-	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	-	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,728	6	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,060	17	22,077	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	32,613	1,144	33,757	14%	1.8x	10%	1.5x
TPG VII	2015	10,495	10,000	13,785	8,853	22,638	28%	2.2x	21%	1.9x
TPG VIII	2019	11,505	7,949	1,659	9,847	11,506	86%	1.6x	50%	1.4x
Capital Funds		69,827	65,922	105,007	19,867	124,874	23%	1.9x	15%	1.7x
Asia Funds										
Asia I	1994	96	78	71	-	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	-	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	-	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	-	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	4,977	642	5,619	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,136	2,263	4,936	7,199	20%	2.3x	15%	1.9x
Asia VII	2017	4,630	4,066	1,045	6,251	7,296	39%	1.9x	26%	1.6x
Asia Funds		14,514	13,527	17,430	11,829	29,259	21%	2.2x	15%	1.8x
THP	2019	2,704	1,540	262	2,240	2,502	90%	1.9x	52%	1.5x
Continuation Vehicles										
AAF	2021	1,317	1,167	24	1,370	1,394	NM	NM	NM	NM
AION	2021	207	207	-	207	207	NM	NM	NM	NM
Continuation Vehicles		1,524	1,374	24	1,577	1,601	NM	NM	NM	NM
Platform: Capital (excl-Legacy[15])		**88,569**	**82,363**	**122,723**	**35,513**	**158,236**	**23%**	**2.0x**	**15%**	**1.7x**
Legacy Funds										
TES I	2016	303	206	70	230	300	22%	1.4x	13%	1.3x
Platform: Capital		**$ 88,872**	**$ 82,569**	**$ 122,793**	**$ 35,743**	**$ 158,536**	**23%**	**2.0x**	**15%**	**1.7x**

Note: Past performance is not indicative of future results.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/21) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,851	$ 72	$ 1,923	13%	1.5x	6%	1.3x
Growth II	2011	2,041	2,184	4,651	617	5,268	22%	2.5x	16%	2.0x
Growth III	2015	3,128	3,085	4,178	2,715	6,893	32%	2.2x	23%	1.8x
Growth IV	2017	3,739	3,156	1,088	4,762	5,850	33%	1.8x	22%	1.5x
Growth II (Gator)	2019	726	685	581	613	1,194	47%	1.7x	35%	1.5x
Growth V	2020	3,558	1,907	-	2,475	2,475	NM	NM	NM	NM
Growth Funds		14,456	12,276	12,349	11,254	23,603	22%	2.0x	15%	1.7x
TDM	2017	510	406	-	815	815	30%	2.0x	24%	1.8x
TTAD I	2018	1,574	1,497	259	2,431	2,690	60%	1.9x	49%	1.7x
TTAD II	2021	2,501	518	-	518	518	NM	NM	NM	NM
Platform: Growth (Excl-Legacy[10])		**19,041**	**14,697**	**12,608**	**15,018**	**27,626**	**23%**	**2.0x**	**16%**	**1.7x**
Legacy Funds										
Biotech III	2008	510	468	934	577	1,511	18%	3.2x	13%	2.5x
Biotech IV	2012	106	99	121	5	126	8%	1.3x	3%	1.1x
Biotech V	2016	88	78	19	69	88	5%	1.1x	1%	1.0x
ART	2013	258	239	27	260	287	4%	1.2x	0%	1.0x
Platform: Growth		**20,003**	**15,581**	**13,709**	**15,929**	**29,638**	**22%**	**2.0x**	**16%**	**1.7x**
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	1,775	846	2,799	3,645	32%	2.1x	22%	1.7x
Rise II	2020	2,176	1,284	12	1,737	1,749	164%	1.6x	82%	1.3x
The Rise Funds		4,282	3,059	858	4,536	5,394	37%	1.9x	25%	1.6x
TSI	2018	333	133	368	-	368	35%	2.8x	25%	2.1x
Evercare	2019	621	407	7	535	542	14%	1.3x	7%	1.1x
Rise Climate	2021	6,731	137	-	139	139	NM	NM	NM	NM
Platform: Impact		**$ 11,967**	**$ 3,736**	**$ 1,233**	**$ 5,210**	**$ 6,443**	**34%**	**1.9x**	**23%**	**1.5x**

Note: Past performance is not indicative of future results.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/21) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,068	$ 11	$ 1,079	21%	1.9x	16%	1.6x
TPG RE II	2014	2,065	2,186	2,970	695	3,665	31%	1.8x	21%	1.6x
TPG RE III	2018	3,722	3,601	1,078	3,537	4,615	41%	1.4x	30%	1.3x
TPG Real Estate Partners		6,865	6,363	5,116	4,243	9,359	27%	1.6x	20%	1.4x
TRTX	2014	1,916 [14]	NM	NM	NM	NM	NM	NM	NM	NM
TAC+	2021	1,540	595	24	571	595	NM	NM	NM	NM
Platform: Real Estate		**10,321**	**6,958**	**5,140**	**4,814**	**9,954**	**27%**	**1.6x**	**20%**	**1.4x**
Platform: Market Solutions										
TPEP Long/Short	NM	NM	NM	NM	3,030	NM	NM [13]	NM	NM [13]	NM
TPEP Long Only	NM	NM	NM	NM	2,102	NM	NM [13]	NM	NM [13]	NM
TSCF	2021	1,108	100	-	109	109	NM	NM	NM	NM
NewQuest I	2011	234	291	767	-	767	48%	3.2x	37%	2.3x
NewQuest II	2013	310	337	544	228	772	27%	2.3x	21%	1.9x
NewQuest III	2016	541	498	267	664	931	23%	1.8x	15%	1.5x
NewQuest IV	2020	1,000	611	5	846	851	112%	1.5x	56%	1.3x
Platform: Market Solutions[12]		**3,193**	**1,837**	**1,583**	**6,979**	**3,430**	**40%**	**2.0x**	**28%**	**1.6x**
Discontinued Funds[16]		5,870	4,103	5,302	-	5,302	7%	1.3x	3%	1.1x
Total (excl-Legacy[15] and Discontinued Funds[16])		**133,091**	**109,591**	**143,287**	**67,534**	**205,689**	**23%**	**2.0x**	**15%**	**1.7x**
Total		**$ 140,226**	**$ 114,784**	**$ 149,760**	**$ 68,675**	**$ 213,303**	**22%**	**1.9x**	**14%**	**1.6x**

Note: Past performance is not indicative of future results.

TPG | 32

Fund Performance Metrics Notes Vintage Year, with respect to an investment or group of investments, as applicable, represents the year such investment, or the first investment in such a group, was initially consummated by the fund. For follow-on investments, Vintage Year represents the year that the fund’s first investment in the relevant company was initially consummated. Vintage Year, with respect to a fund, represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). We recently adopted this standard for fund Vintage Year to better align with current market and investor benchmarking practices. For consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 remains unchanged and represents the year of such fund’s initial closing. Capital Committed represents the amount of inception to date commitments a particular fund has received. Capital Invested, with respect to an investment or group of investments, as applicable, represents cash outlays by the fund for such investment or investments (whether funded through investor capital contributions or borrowing under the fund’s credit facility), including capitalized expenses and unrealized bridge loans allocated to such investment or investments. Capital Invested may be reduced after the date of initial investment as a result of sell-downs. This does not include proceeds eligible for recycling under fund limited partnership agreements. Capital Invested does not include interest expense on borrowing under the fund’s credit facility. Realized Value, with respect to an investment or group of investments, as applicable, represents total cash received or earned by the fund in respect of such investment or investments through the quarter end, including all interest, dividends and other proceeds. Receipts are recognized when cash proceeds are received or earned. Proceeds from an investment that is subject to pending disposition are not included in Realized Value and remain in Unrealized Value until the disposition has been completed and cash has been received. Similarly, any proceeds from an investment that is pending liquidation, or a similar event are not included in Realized Value until the liquidation or similar event has been completed. In addition, monitoring, transaction and other fees are not included in Realized Value but are applied to offset management fees to the extent provided in the fund’s partnership agreement. Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the quarter end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment, assuming a reasonable period of time for liquidation of the investment, and taking into consideration the financial condition and operating results of the portfolio company, the nature of the investment, applicable restrictions on marketability, market conditions, foreign currency exposures and other factors the general partner may deem appropriate. Where applicable, such estimate has been adjusted from cost to reflect (i) company performance relative to internal performance markers and the performance of comparable companies; (ii) market performance of comparable companies; and (iii) recent, pending or proposed transactions involving us, such as recapitalizations, initial public offerings or mergers and acquisitions. Given the nature of private investments, valuations necessarily entail a degree of uncertainty and/or subjectivity. There can be no assurance that expected transactions will actually occur or that performance markers will be achieved, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the quarter end. Total Value, with respect to an investment or group of investments, as applicable, is the sum of Realized Value and Unrealized Value of such investment or investments. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Investor Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. With respect to interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments, we have assumed that investor capital contributions were made in respect thereof as of the midpoint of each relevant quarter in which such amounts were incurred. We have further assumed that distributions to investors occurred in the middle of the month in which the related proceeds were received by the fund. Like the Net IRR, Gross IRR and Gross MoM (i) do not reflect the effect of taxes borne, or to be borne, by investors and (ii) excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Such Gross IRR and Gross MoM represent an average of returns for all included investors and does not necessarily reflect the actual return of any particular investor. Gross IRR and Gross MoM are an approximation calculated by adjusting historical data using estimates and assumptions that we believe are appropriate for the relevant fund, but that inherently involve significant judgment. For funds that engaged in de minimis or no fund-level borrowing, Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. In this scenario, Gross IRR, with respect to an investment or investments, has been calculated based on the time that capital was invested by the fund in such investment or investments and that distributions were received by the fund in respect of such investment or investments, regardless of when capital was contributed to or distributed from the fund. Gross IRR does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, borne, by investors in the fund and would be lower if it did. For funds that engaged in de minimis or no fund-level borrowing, Gross MoM represents the multiple-of-money on capital invested by the fund for an investment or investments and is calculated as Total Value divided by Capital Invested (i.e., cash outlays by the fund for such investment or investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility). Gross MoM is calculated on a gross basis and does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, by investors in the fund, and would be lower if it did. TPG | 33

Fund Performance Metrics Notes (Cont’d) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the quarter end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. Net IRR reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Net IRR calculation assumes that investor contributions and distributions occurred in the middle of the month in which they were made. The Net IRR calculation excludes amounts attributable to the general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Net IRR represents an average return for all included investors and does not necessarily reflect the actual return of any particular investor. Net IRR for a platform does not include the cash flows for funds that are not currently presenting a Net IRR to their investors. Investor Net MoM, with respect to a fund, represents the multiple-of-money on contributions to the fund by investors. Investor Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the quarter end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). Investor Net MoM reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Investor Net MoM calculation excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Investor Net MoM represents an average multiple-of-money for all included investors and does not necessarily reflect the actual return of any particular investor. “NM” signifies that the relevant data would not be meaningful. Gross IRR and Gross MoM generally deemed “NM” during its initial period of operation, but in no event for more than two years after the date of the fund’s first investment; in this period, we believe that these metrics do not accurately represent a fund’s overall performance given the impact of organizational costs and other fees and expenses that are typically incurred early in the life of a fund. NM can also be used when the presented metric is not applicable to the product being shown. Net IRR and Investor Net MoM for a fund are generally deemed “NM” during its initial period of operation, but in no event for more than two years after the date of the fund’s first investment; in this period, TPG believes that these metrics do not accurately represent a fund’s overall performance given the impact of organizational costs and other fees and expenses that are typically incurred early in the life of a fund. Amounts shown are in US dollars. When an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, Unrealized Value is calculated using the exchange rate at the quarter end and (iii) Realized Value reflects actual US dollar proceeds to the fund. A fund may enter into foreign currency hedges in connection with an investment made in a currency other than US dollars. Capital Invested with respect to such investment includes the cost of establishing foreign currency hedges. For hedges entered into to facilitate payment of the purchase price for an investment, gains or losses on such hedges are applied, respectively, to reduce or increase Capital Invested with respect to such investment. Thereafter during the life of such investment, (i) Capital Invested includes any inception-to-date net realized losses on such hedges, Unrealized Value includes the unrealized fair value of such hedges as estimated by the general partner and (iii) Realized Value includes any inception-to-date net realized gain on such hedges. For hedges entered into in anticipation of receipt of exit proceeds, (i) losses on such hedges are first applied to offset exit proceeds, with any remaining losses applied to increase Capital Invested and (ii) gains on such hedges are first applied to reverse any inception-to-date net realized losses that were previously included in Capital Invested, with any remaining gains applied to increase Realized Value. Where a foreign currency hedge is implemented as part of the investment structure below the fund, such hedge is similarly reflected in Capital Invested and Realized Value to the extent that there are corresponding cash outflows from and inflows to the fund in respect of such hedge, and otherwise is included in Unrealized Value. Our special purpose acquisition companies (“SPACs”) which include Pace Holdings Corp., TPG Pace Holdings Corp., TPG Pace Tech Opportunities Corp., TPG Pace Beneficial Finance Corp., TPG Pace Energy Holdings Corp., TPG Pace Solutions Corp., TPG Pace Beneficial II Corp. and AfterNext HealthTech Acquisition Corp. within the Market Solutions platform are not reflected. Gross IRR, Gross MoM and Net IRR are not meaningful for SPAC products as they are designed to identify an investment and merge to become a public company. As of December 31, 2021, TPEP Long/Short had estimated inception-to-date gross returns of 147% and net returns of 108%. These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. Net performance assumes a 20% performance allocation. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. (continued on next page) TPG | 34

Fund Performance Metrics Notes (Cont’d) (continued) As of December 31, 2021, TPEP Long Only had estimated inception-to-date gross returns of 34% and net returns of 34%. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. Net performance assumes a 20% performance allocation, with the performance allocation only received upon outperforming the relevant benchmark. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP Long Only, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. Capital Committed for TRTX includes $1,201 million of private capital raised prior to TRTX’s initial public offering and $716 million issued during and subsequent to TRTX’s initial public offering. Legacy funds represent funds whose strategies are not expected to have successor funds but that have not yet been substantially wound down. Discontinued funds represent legacy funds that have substantially been wound down or are fully liquidated. The following TPG funds are considered discontinued: Latin America, Aqua I, Aqua II, Ventures, Biotech I, Biotech II, TPG TFP, TAC 2007 and DASA PE. Total TPG track record amounts do not include results from RMB—Shanghai and RMB—Chongqing or China Ventures, a joint venture partnership. TPG | 35

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
GAAP Revenue	$ 1,550,433	$ 1,079,327	$ 2,114,838	$ 4,976,387
Capital-allocation Income	(1,326,148)	(786,538)	(1,231,472)	(3,998,483)
Deconsolidation of former affiliate	-	-	(87,235)	-
Expense Reimbursements	(34,240)	(50,109)	(110,457)	(132,810)
Investment income and other	9,111	(3,556)	30,359	21,984
Fee-Related Revenue	$ 199,156	$ 239,124	$ 716,033	$ 867,078
GAAP Expense	$ 191,606	$ 299,023	$ 817,556	$ 916,566
Depreciation and amortization expense	(1,761)	(16,086)	(7,137)	(21,223)
Interest expense	(4,449)	(3,973)	(18,993)	(16,291)
Expense related to consolidated TPG Funds and Public SPACs	(4,227)	3,728	(7,963)	(20,764)
Deconsolidation of former affiliate	-	-	(96,324)	-
Expense Reimbursements	(34,240)	(50,109)	(110,457)	(132,810)
Non-core expenses and other	(308)	(42,282)	37,901	(36,951)
Fee-Related Expenses	$ 146,621	$ 190,301	$ 614,583	$ 688,527

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Net Income	$ 1,143,761	$ 833,758	$ 1,438,932	$ 4,655,997
Net (income) loss attributable to redeemable interests in Public SPACs	195,906	(21,922)	195,906	(155,131)
Net (income) loss attributable to non-controlling interests in consolidated TPG Funds	(1,402)	(11,096)	12,380	(19,287)
Net (income) loss attributable to other non-controlling interests	(617,697)	(414,406)	(548,504)	(2,081,170)
Gain on deconsolidation	-	-	(401,695)	-
Amortization expense	-	7,098	-	14,195
Unrealized performance allocations, net	(429,728)	(96,417)	(267,432)	(856,505)
Unrealized investment income	(65,500)	16,315	(20,009)	(295,390)
Unrealized (gain) loss on derivatives	21,056	(3,907)	21,056	(20,626)
Proceeds from sale of non-controlling interests	-	-	10,833	-
Non-recurring items and other	-	(2,220)	-	(2,220)
After-tax Distributable Earnings	246,396	307,203	441,467	1,239,863
Income taxes	3,920	2,909	9,305	9,308
Distributable Earnings	250,316	310,112	450,772	1,249,171
Realized performance allocations, net	(197,287)	(251,158)	(313,490)	(999,603)
Realized investment income and other, net	(6,283)	(15,972)	(57,231)	(92,720)
Depreciation expense	1,736	2,158	6,556	6,775
Interest expense, net	4,053	3,683	14,843	14,928
Fee-Related Earnings	$ 52,535	$ 48,823	$ 101,450	$ 178,551

TPG | 37

GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 3Q’21 4Q’21 Total GAAP Assets $    10,770,033 $8,962,013 Impact of consolidated TPG Funds and Public SPACs Cash and cash equivalents (4,211) (5,371) Assets held in Trust Accounts (1,285,021) (1,000,027) Investments (250,162) -Due from affiliates (1,927) (74) Due from counterparty (96,164) -Other assets (3,066) (18,993) Subtotal for impact of consolidated TPG Funds and (1,640,551) (1,024,465) Public SPACs Impact of other consolidated entities Cash and cash equivalents (1,447,681) (730,359) Due from affiliates (133,042) 81,557 Investments (2,088,077) (3,841,372) Right-of-use assets (161,927) (157,467) Other assets (296,853) (459,736) Subtotal for impact of other consolidated entities (4,127,580) (5,107,377) Reclassification adjustments Due from affiliates (13,473) (13,930) Investments (4,576,754) (2,267,673) Accrued performance fees 2,414,330 1,344,347 Other investments 1,546,471 894,741 Other assets 613,881 105,092 Subtotal for reclassification adjustments (15,545) 62,577 Total Book Assets $ 4,986,357 $2,892,748 ($ in thousands) 3Q’21 4Q’21 Total GAAP Liabilities $ 2,166,601 $1,700,572 Impact of consolidated TPG Funds and Public SPACs Accounts payable and accrued expenses (11,387) (8,484) Securities sold, not yet purchased (70,630) -Due to affiliates (368) -Due to counterparty (9,308) -Derivative liabilities of Public SPACs (33,343) (13,048)    Deferred underwriting (44,975) (35,000) Subtotal for impact of consolidated TPG Funds and (170,011) (56,532) Public SPACs Impact of other consolidated entities Accounts payable and accrued expenses (317,097) (131,737) Due to affiliates (596,235) (820,998) Operating lease liability (180,570) (177,003) Other liabilities (60,502) (61,052) Subtotal for impact of other consolidated entities (1,154,404) (1,190,790) Reclassification adjustments Accounts payable and accrued expenses 579,358 522,653 Due to affiliates (591,453) (6,002) Other liabilities (3,450) (190) Subtotal for reclassification adjustments (15,545) 516,461 Total Book Liabilities $ 826,641 $ 969,711 TPG | 38

4Q'20 Pro Forma GAAP Statements of Operations

($ in thousands)	GAAP 4Q'20	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma 4Q'20	
Revenues					
Fees and other	$ 224,285	$ 4,294	$ -	$ 228,579	(3)
Capital allocation-based income	1,326,148	(17,806)	-	1,308,342	(1)
Total revenues	**1,550,433**	**(13,512)**	**-**	**1,536,921**	
Expenses					
Compensation and benefits	116,074	(21,509)	138,684	233,249	(5 - 7)
Performance allocation compensation	-	747,290	-	747,290	(5)
General, administrative and other	65,095	-	-	65,095	
Depreciation and amortization	1,761	-	-	1,761	
Interest expense	4,449	998	-	5,447	(4)
Expenses of consolidated TPG Funds and Public SPACs:					
Interest expense	276	(276)	-	-	(1)
Other	3,951	1,238	-	5,189	(1)
Total expenses	**191,606**	**727,741**	**138,684**	**1,058,031**	
Investment income					
Income from investments:					
Net gains from investment activities	25,347	(25,347)	-	-	(1)
Interest, dividends and other	1,955	(771)	-	1,184	(1)
Investment income of consolidated TPG Funds and Public SPACs:					
Net gains (losses) from investment activities	(197)	197	-	-	(1)
Unrealized gains (losses) on derivative liabilities	(239,269)	-	-	(239,269)	
Interest, dividends and other	1,031	(1,020)	-	11	(1)
Total investment income	**(211,133)**	**(26,941)**	**-**	**(238,074)**	
Income before income taxes	**1,147,694**	**(768,194)**	**(138,684)**	**240,816**	
Income tax expense	3,933	1,487	11,502	16,922	(1), (8)
Net income	**1,143,761**	**(769,681)**	**(150,186)**	**223,894**	
Less:					
Net (loss) income attributable to redeemable equity in Public SPACs	(195,906)	-	-	(195,906)	
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	1,402	(1,402)	-	-	(1)
Net (loss) income attributable to other non-controlling interests	730,107	(258,641)	(96,638)	374,828	(1 - 5), (9)
Net income attributable to TPG Inc.	**$ 608,158**	**$ (509,638)**	**$ (53,548)**	**$ 44,972**	

See footnotes on the following pages.

TPG | 39

4Q'21 Pro Forma GAAP Statements of Operations

($ in thousands)	GAAP 4Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma 4Q'21	
Revenues					
Fees and other	$ 292,789	$ 3,950	$ -	$ 296,739	(3)
Capital allocation-based income	786,538	(7,447)	-	779,091	(1)
Total revenues	**1,079,327**	**(3,497)**	**-**	**1,075,830**	
Expenses					
Compensation and benefits	187,032	(42,920)	124,319	268,431	(5 - 7)
Performance allocation compensation	-	502,308	-	502,308	(5)
General, administrative and other	95,660	-	-	95,660	
Depreciation and amortization	16,086	-	-	16,086	
Interest expense	3,973	998	-	4,971	(4)
Expenses of consolidated TPG Funds and Public SPACs:					
Interest expense	167	(167)	-	-	(1)
Other	(3,895)	(434)	-	(4,329)	(1)
Total expenses	**299,023**	**459,785**	**124,319**	**883,127**	
Investment income					
Income from investments:					
Net gains from investment activities	14,873	17,419	-	32,292	(1)
Interest, dividends and other	(499)	-	-	(499)	
Investment income of consolidated TPG Funds and Public SPACs:					
Net gains (losses) from investment activities	14,384	(14,384)	-	-	(1)
Unrealized gains (losses) on derivative liabilities	20,294	-	-	20,294	
Interest, dividends and other	7,350	(1,093)	-	6,257	(1)
Total investment income	**56,402**	**1,942**	**-**	**58,344**	
Income before income taxes	**836,706**	**(461,340)**	**(124,319)**	**251,047**	
Income tax expense	2,948	-	12,298	15,246	(8)
Net income	**833,758**	**(461,340)**	**(136,617)**	**235,801**	
Less:					
Net (loss) income attributable to redeemable equity in Public SPACs	21,922	-	-	21,922	
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	11,096	(11,096)	-	-	(1)
Net (loss) income attributable to other non-controlling interests	474,879	(316,063)	13,816	172,632	(1 - 5), (9)
Net income attributable to TPG Inc.	**$ 325,861**	**$ (134,181)**	**$ (150,433)**	**$ 41,247**	

See footnotes on the following pages.

TPG | 40

Quarterly Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data This adjustment relates to Excluded Assets and is made up of the following components: Impact of changes in economics of certain TPG general partner interests in TPG Funds: The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and amounts due to affiliates at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. This adjustment results in a transfer of $4.8 million and $165.3 million from net income attributable to controlling interests to non-controlling interests for the quarters ended December 31, 2021 and 2020, respectively. Transfer of other investments: The TPG Operating Group also transferred the economic entitlements associated with certain other investments, including our investment in our former affiliate. For the quarter ended December 31, 2021, the impact results in the exclusion of total revenues of $7.4 million and investment loss of $17.4 million with an increase to net income attributable to controlling interests of $8.4 million and non-controlling interest of $1.6 million. For the quarter ended December 31, 2020, the impact results in the exclusion of total revenues of $17.8 million and investment income of $26.1 million with a reduction to net income attributable to controlling interests of $37.0 million and non-controlling interest of $6.9 million. This does not include certain of our strategic equity method investments, including Harlem Capital Partners, VamosVentures and LandSpire Group, as the economics of these investments continue to be part of the TPG Operating Group after the Reorganization. Deconsolidation of consolidated TPG Funds: We transferred the TPG Operating Group’s co-investment interests in certain TPG Funds to RemainCo. These TPG Funds were historically consolidated and as a result of the transfer to RemainCo, are deconsolidated because we no longer hold a more than insignificant economic interest. For the quarter ended December 31, 2021, this results in a reduction of $0.6 million of expenses and $15.5 million of investment income, and associated impacts to income attributable to controlling interests, non-controlling interest in consolidated TPG Funds, and non-controlling interests. For the quarter ended December 31, 2020, this results in an increase in net expenses of $1.0 million, a reduction of $0.8 million of investment income, and associated impacts to income attributable to controlling, non-controlling interest in consolidated TPG Funds and non-controlling interests. This adjustment relates to the changes in economic entitlements that the holders of TPG Operating Group Common Units will retain, and the associated reallocation of interests after the Reorganization. Specified Company Assets include certain TPG general partner entities to which the TPG Operating Group retained an economic entitlement and that are consolidated both before and after the Reorganization. As part of the Reorganization, the sharing percentage of the associated performance allocation income was reallocated between controlling and non-controlling interests. Subject to certain exceptions, we expect RemainCo to be entitled to between 10% and 15% of these Specified Company Assets’ related performance allocations, which we will treat as non-controlling interests, and to allocate generally between 65% and 70% indirectly to our partners and professionals through performance allocation vehicles and Promote Units, with the remaining 20% available for distribution to the TPG Operating Group Common Unit holders. RemainCo’s entitlement to performance allocations associated with future funds will step down over time. In conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to our partners and professionals, we will reduce the amount of cash-based bonuses historically paid to these individuals as further described in Note 5 below. The primary impact of this is a reallocation from income attributable to controlling interests to income attributable to non-controlling interests. Specifically, this adjustment reflects reclassifications of $173.3 million and $297.1 million, for the quarters ended December 31, 2021 and 2020, respectively, from net income attributable to controlling interests to net income attributable to other non-controlling interests. TPG | 41

Quarterly Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued This amount reflects an administrative services fee that we will receive for managing the Excluded Assets to be transferred to RemainCo that will not be part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects incremental interest expense related to additional financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non- controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of the adjustment is an increase to interest expense of $1.0 million with a corresponding impact to net income attributable to controlling interests and non-controlling interest holders, for the quarters ended December 31, 2021 and 2020. Reflects the reclassification of performance allocation amounts owed to senior professionals from other non-controlling interests to performance allocation compensation. Following the IPO, we account for partnership distributions to our partners and professionals as performance allocation compensation expense. As described in Note 2 above, we have adjusted our performance allocation sharing percentage and in conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to certain of our people, we are reducing the amounts of cash-based bonuses and increasing the performance allocation compensation expense. For the quarter ended December 31, 2021, the impact to the unaudited pro forma condensed consolidated statement of operations included additional performance allocation compensation of $459.4 million with a corresponding reduction to net income attributable to non-controlling interest and a reduction of $42.9 million from compensation and benefits with a corresponding increase to net income attributable to controlling and non-controlling interest of $36.2 million and $6.7 million, respectively. Amounts have been derived based upon our historical results. For the quarter ended December 31, 2020, the impact to the unaudited pro forma condensed consolidated statement of operations included additional increase to performance allocation compensation of $725.8 million with a corresponding reduction to net income attributable to non-controlling interest and a reduction of $21.5 million from compensation with a corresponding increase to net income attributable to controlling and non-controlling interest of $18.1 million and $3.4 million, respectively. Amounts have been derived based upon our historical results. Our current partners hold restricted indirect interests in Common Units through TPG Partner Holdings and indirect economic interests in RemainCo as a result of the Reorganization and the IPO. The number of TPG Partner Holdings units outstanding at the time of the IPO total 245,397,431, of which 73,849,986 are unvested. The number of units outstanding related to our existing partners’ indirect economic interests in RemainCo at the time of the IPO total 198,040,459, of which 26,922,374 are unvested. In conjunction with the Reorganization, TPG Partner Holdings distributed its interest in RemainCo and the underlying assets as part of a common control transaction to its existing owners, which are our current and former partners. No changes were made to the terms of the unvested units. TPG Partner Holdings and RemainCo will both be presented as non-controlling interest holders within our consolidated financial statements. We intend to account for the TPG Partner Holdings units and indirect economic interests in RemainCo as compensation expense in accordance with Accounting Standards Codification Topic 718 Compensation – Stock Compensation. The unvested TPG Partner Holdings units and unvested indirect economic interests in RemainCo will be charged to compensation and benefits as they vest over the remaining requisite service period on a straight-line basis. The vesting periods range from immediate vesting up to six years. Expense amounts for TPG Partner Holdings units have been derived utilizing a per unit value of $29.50 (the IPO price) and adjusting for factors unique to those units, multiplied by the number of unvested units, and will be expensed over the remaining requisite service period. Expense amounts for the unvested indirect interests in RemainCo have been derived based on the fair value of RemainCo, utilizing a discounted cash flow valuation approach, multiplied by the number of unvested interests, and will be expensed over the remaining requisite service period. These adjustments resulted in expenses for the quarters ended December 31, 2021 and 2020 totaling $106.1 million and $121.1 million, respectively. There is no additional dilution to our stockholders, contractually these units are only related to our non-controlling interest holders, and there is no impact to the allocation of income and distributions to our stockholders. Therefore, we have allocated these expense amounts to our non-controlling interest holders. TPG | 42

Quarterly Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued In connection with the IPO, we granted to certain of our people RSUs with respect to approximately 9,280,000 shares of Class A common stock (although we are authorized to grant up to 4% of our shares of Class A common stock, measured on a fully-diluted, as converted basis, which would be 12,277,912 shares of Class A common stock). Of these RSUs, we granted 8,229,960 shares of Class A common stock immediately following the completion of the IPO. These RSUs generally vest over four years in three equal installments on the second through fourth anniversaries of the grant date (with some grants vesting on shorter alternate vesting schedules), subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date. In addition, under the TPG Inc. Omnibus Equity Incentive Plan, which was approved by our board of directors on December 7, 2021 and our shareholders on December 20, 2021 (the “Omnibus Plan”), we granted immediately following the IPO long-term performance incentive awards to certain of our key executives in the form of RSUs (certain of which have performance-vesting criteria) with respect to a total of 2,203,390 shares of Class A common stock. Furthermore, we have currently named two of our three independent directors, and granted RSUs to the two named independent directors with respect to 20,340 shares of Class A common stock, immediately following the IPO. This adjustment reflects compensation expense associated with the grants described above had they occurred at the beginning of the period presented. The grants of such RSUs results in recognition of compensation expense for the quarters ended December 31, 2021 and 2020 in the amount of $18.3 million and $17.6 million, respectively. These expenses are non-cash in nature and allocated to the Common Unit holders. Not included in the above Offering Transaction Adjustment are RSUs (which are part of the RSUs with respect to approximately 9,280,000 shares of Class A common stock referred to above) with respect to 1,050,040 shares that will be granted in 2022 after the IPO, including those to people hired for new roles created in connection with the IPO. In addition, we plan to grant RSUs of 10,170 shares to our third independent director when named. These additional grants will have similar vesting terms and conditions as the RSUs mentioned above. The TPG Operating Group partnerships have been and are expected to continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the IPO, we are subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to our allocable share of any taxable income generated by the TPG Operating Group that flows through to its interest holders, including us. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to our income tax expense to reflect a blended statutory tax rate of 23.0% at TPG, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned. Prior to the IPO, TPG held Common Units representing 78.1% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we consolidate the financial results of the TPG Operating Group and its consolidated subsidiaries and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group and its consolidated subsidiaries in our consolidated statements of operations. Following the IPO, TPG owns 25.6% of the Common Units, and the other partners of the TPG Operating Group own the remaining 74.4%, excluding the equity-based compensation expense related to our partners’ unvested TPG Partner Holdings units and indirect economic interests in RemainCo, which has been allocated only to non-controlling interest holders. Net income attributable to non-controlling interests will represents 74.4% of the consolidated income before taxes of the TPG Operating Group. Promote Units are not included in this calculation of ownership interest. TPG | 43

FY'20 Pro Forma GAAP Statements of Operations

($ in thousands)	GAAP FY'20	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma FY'20	
Revenues					
Fees and other	$ 883,366	$ (67,998)	$ -	$ 815,368	(1), (3)
Capital allocation-based income	1,231,472	159,840	-	1,391,312	(1)
Total revenues	**2,114,838**	**91,842**	**-**	**2,206,680**	
Expenses					
Compensation and benefits	522,715	(158,785)	657,042	1,020,972	(1), (5 - 7)
Performance allocation compensation	-	721,097	-	721,097	(5)
General, administrative and other	260,748	(33,885)	19,496	246,359	(1), (8)
Depreciation and amortization	7,137	(397)	-	6,740	(1)
Interest expense	18,993	3,379	-	22,372	(1), (4)
Expenses of consolidated TPG Funds and Public SPACs:					
Interest expense	722	(722)	-	-	(1)
Other	7,241	(2,016)	-	5,225	(1)
Total expenses	**817,556**	**528,671**	**676,538**	**2,022,765**	
Investment income					
Income from investments:					
Net gains (losses) from investment activities	(5,839)	5,839	-	-	(1)
Gain on deconsolidation	401,695	(401,695)	-	-	(1)
Interest, dividends and other	8,123	(3,114)	-	5,009	(1)
Investment income of consolidated TPG Funds and Public SPACs:					
Net gains (losses) from investment activities	(18,691)	18,691	-	-	(1)
Unrealized gains (losses) on derivative liabilities	(239,269)	-	-	(239,269)	
Interest, dividends and other	5,410	(5,399)	-	11	(1)
Total investment income	**151,429**	**(385,678)**	**-**	**(234,249)**	
Income before income taxes	**1,448,711**	**(822,507)**	**(676,538)**	**(50,334)**	
Income tax expense	9,779	303	23,180	33,262	(1), (9)
Net income	**1,438,932**	**(822,810)**	**(699,718)**	**(83,596)**	
Less:					
Net (loss) income attributable to redeemable equity in Public SPACs	(195,906)	-	-	(195,906)	
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	(12,380)	12,380	-	-	(1)
Net (loss) income attributable to other non-controlling interests	719,640	(332,094)	(359,307)	28,239	(1 - 5), (10)
Net income attributable to TPG Inc.	**$ 927,578**	**$ (503,096)**	**$ (340,411)**	**$ 84,071**	

See footnotes on the following pages.

TPG | 44

FY'21 Pro Forma GAAP Statements of Operations

($ in thousands)	GAAP FY'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma FY'21	
Revenues					
Fees and other	$ 977,904	$ 20,807	$ -	$ 998,711	(3)
Capital allocation-based income	3,998,483	(8,653)	-	3,989,830	(1)
Total revenues	**4,976,387**	**12,154**	**-**	**4,988,541**	
Expenses					
Compensation and benefits	579,698	(140,278)	500,607	940,027	(5 - 7)
Performance allocation compensation	-	2,538,505	-	2,538,505	(5)
General, administrative and other	278,590	-	-	278,590	
Depreciation and amortization	21,223	-	-	21,223	
Interest expense	16,291	3,991	-	20,282	(4)
Expenses of consolidated TPG Funds and Public SPACs:					
Interest expense	740	(740)	-	-	(1)
Other	20,024	(1,629)	-	18,395	(1)
Total expenses	**916,566**	**2,399,849**	**500,607**	**3,817,022**	
Investment income					
Income from investments:					
Net gains from investment activities	353,219	(92,860)	-	260,359	(1)
Interest, dividends and other	6,460	-	-	6,460	
Investment income of consolidated TPG Funds and Public SPACs:					
Net gains (losses) from investment activities	23,392	(23,392)	-	-	(1)
Unrealized gains (losses) on derivative liabilities	211,822	-	-	211,822	
Interest, dividends and other	10,321	(4,029)	-	6,292	(1)
Total investment income	**605,214**	**(120,281)**	**-**	**484,933**	
Income before income taxes	**4,665,035**	**(2,507,976)**	**(500,607)**	**1,656,452**	
Income tax expense	9,038	-	68,941	77,979	(9)
Net income	**4,655,997**	**(2,507,976)**	**(569,548)**	**1,578,473**	
Less:					
Net (loss) income attributable to redeemable equity in Public SPACs	155,131	-	-	155,131	
Net (loss) income attributable to non-controlling interests in consolidated TPG Funds	19,287	(19,287)	-	-	(1)
Net (loss) income attributable to other non-controlling interests	2,455,825	(1,490,481)	226,650	1,191,994	(1 - 5), (10)
Net income attributable to TPG Inc.	**$ 2,025,754**	**$ (998,208)**	**$ (796,198)**	**$ 231,348**	

See footnotes on the following pages.

TPG | 45

Annual Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data This adjustment relates to Excluded Assets and is made up of the following components: Impact of changes in economics of certain TPG general partner interests in TPG Funds: The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and amounts due to affiliates at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. This adjustment results in a transfer of $127.1 million and $22.0 million from net income attributable to controlling interests to non-controlling interests for the years ended December 31, 2021 and 2020, respectively, and is reflected in the table below. Transfer of other investments: The TPG Operating Group also transferred the economic entitlements associated with certain other investments, including our investment in our former affiliate. For the year ended December 31, 2021, the impact results in the exclusion of total revenues of $8.7 million and investment income of $92.9 million with a reduction to net income attributable to controlling interests of $85.6 million and non-controlling interest of $16.0 million. For the year ended December 31, 2020, the impact results in the exclusion of total revenues of $74.7 million, expenses of $80.0 million and investment income of $399.0 million with a reduction to net income attributable to controlling interests of $231.2 million and non-controlling interest of $13.4 million. This does not include certain of our strategic equity method investments, including Harlem Capital Partners, VamosVentures and LandSpire Group, as the economics of these investments continue to be part of the TPG Operating Group after the Reorganization. Deconsolidation of consolidated TPG Funds: We transferred the TPG Operating Group’s co-investment interests in certain TPG Funds to RemainCo. These TPG Funds were historically consolidated and as a result of the transfer to RemainCo, are deconsolidated because we no longer hold a more than insignificant economic interest. For the year ended December 31, 2021, this results in a reduction of $2.4 million of expenses and $27.4 million of investment income, and associated impacts to income attributable to controlling, non-controlling interest in consolidated TPG Funds, and non-controlling interests. For the year ended December 31, 2020, this results in a reduction of $2.7 million of expenses, an increase of $13.3 million of investment income, and associated impacts to income attributable to controlling, non-controlling interest in consolidated TPG Funds and non-controlling interests. This adjustment relates to the changes in economic entitlements that the holders of TPG Operating Group Common Units will retain, and the associated reallocation of interests after the Reorganization. Specified Company Assets include certain TPG general partner entities to which the TPG Operating Group retained an economic entitlement and that are consolidated both before and after the Reorganization. As part of the Reorganization, the sharing percentage of the associated performance allocation income was reallocated between controlling and non-controlling interests. Subject to certain exceptions, we expect RemainCo to be entitled to between 10% and 15% of these Specified Company Assets’ related performance allocations, which we will treat as non-controlling interests, and to allocate generally between 65% and 70% indirectly to our partners and professionals through performance allocation vehicles and Promote Units, with the remaining 20% available for distribution to the TPG Operating Group Common Unit holders. RemainCo’s entitlement to performance allocations associated with future funds will step down over time. In conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to our partners and professionals, we will reduce the amount of cash-based bonuses historically paid to these individuals as further described in Note 5 below. The primary impact of this is a reallocation from income attributable to controlling interests to income attributable to non-controlling interests. Specifically, this adjustment reflects reclassifications of $896.3 million and $360.6 million, for the years ended December 31, 2021 and 2020, respectively, from net income attributable to controlling interests to net income attributable to other non-controlling interests. TPG | 46

Annual Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued This amount reflects an administrative services fee that we will receive for managing the Excluded Assets to be transferred to RemainCo that will not be part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects incremental interest expense related to additional financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non- controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of the adjustment is an increase to interest expense of $4.0 million with a corresponding impact to net income attributable to controlling interests and non-controlling interest holders, for the years ended December 31, 2021 and 2020. Reflects the reclassification of performance allocation amounts owed to senior professionals from other non-controlling interests to performance allocation compensation. Following the IPO, we account for partnership distributions to our partners and professionals as performance allocation compensation expense. As described in Note 2 above, we have adjusted our performance allocation sharing percentage and in conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to certain of our people, we are reducing the amounts of cash-based bonuses and increasing the performance allocation compensation expense. For the year ended December 31, 2021, the impact to the unaudited pro forma condensed consolidated statement of operations included additional performance allocation compensation of $2,398.2 million with a corresponding reduction to net income attributable to non-controlling interest and a reduction of $140.3 million from compensation and benefits with a corresponding increase to net income attributable to controlling and non-controlling interest of $118.3 million and $22.0 million, respectively. Amounts have been derived based upon our historical results. For the year ended December 31, 2020, the impact to the unaudited pro forma condensed consolidated statement of operations included additional increase to performance allocation compensation of $607.4 million with a corresponding reduction to net income attributable to non-controlling interest and a reduction of $113.7 million from compensation with a corresponding increase to net income attributable to controlling and non-controlling interest of $96.0 million and $17.7 million, respectively. Amounts have been derived based upon our historical results. Our current partners hold restricted indirect interests in Common Units through TPG Partner Holdings and indirect economic interests in RemainCo as a result of the Reorganization and the IPO. The number of TPG Partner Holdings units outstanding at the time of the IPO total 245,397,431, of which 73,849,986 are unvested. The number of units outstanding related to our existing partners’ indirect economic interests in RemainCo at the time of the IPO total 198,040,459, of which 26,922,374 are unvested. In conjunction with the Reorganization, TPG Partner Holdings distributed its interest in RemainCo and the underlying assets as part of a common control transaction to its existing owners, which are our current and former partners. No changes were made to the terms of the unvested units. TPG Partner Holdings and RemainCo will both be presented as non-controlling interest holders within our consolidated financial statements. We intend to account for the TPG Partner Holdings units and indirect economic interests in RemainCo as compensation expense in accordance with Accounting Standards Codification Topic 718 Compensation – Stock Compensation. The unvested TPG Partner Holdings units and unvested indirect economic interests in RemainCo will be charged to compensation and benefits as they vest over the remaining requisite service period on a straight-line basis. The vesting periods range from immediate vesting up to six years. Expense amounts for TPG Partner Holdings units have been derived utilizing a per unit value of $29.50 (the IPO price) and adjusting for factors unique to those units, multiplied by the number of unvested units, and will be expensed over the remaining requisite service period. Expense amounts for the unvested indirect interests in RemainCo have been derived based on the fair value of RemainCo, utilizing a discounted cash flow valuation approach, multiplied by the number of unvested interests, and will be expensed over the remaining requisite service period. These adjustments resulted in expenses for the years ended December 31, 2021 and 2020 totaling $428.7 million and $579.2 million, respectively. There is no additional dilution to our stockholders, contractually these units are only related to our non-controlling interest holders, and there is no impact to the allocation of income and distributions to our stockholders. Therefore, we have allocated these expense amounts to our non-controlling interest holders. TPG | 47

Annual Pro Forma GAAP Statements of Operations Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued In connection with the IPO, we granted to certain of our people RSUs with respect to approximately 9,280,000 shares of Class A common stock (although we are authorized to grant up to 4% of our shares of Class A common stock, measured on a fully-diluted, as converted basis, which would be 12,277,912 shares of Class A common stock). Of these RSUs, we granted 8,229,960 shares of Class A common stock immediately following the completion of the IPO. These RSUs generally vest over four years in three equal installments on the second through fourth anniversaries of the grant date (with some grants vesting on shorter alternate vesting schedules), subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date. In addition, under the Omnibus Plan, we granted immediately following the IPO long-term performance incentive awards to certain of our key executives in the form of RSUs (certain of which have performance-vesting criteria) with respect to a total of 2,203,390 shares of Class A common stock. Furthermore, we have currently named two of our three independent directors, and granted RSUs to the two named independent directors with respect to 20,340 shares of Class A common stock, immediately following the IPO. This adjustment reflects compensation expense associated with the grants described above had they occurred at the beginning of the period presented. The grants of such RSUs results in recognition of compensation expense for the years ended December 31, 2021 and 2020 in the amount of $71.9 million and $77.8 million, respectively. These expenses are non-cash in nature and allocated to the Common Unit holders. Not included in the above Offering Transaction Adjustment are RSUs (which are part of the RSUs with respect to approximately 9,280,000 shares of Class A common stock referred to above) with respect to 1,050,040 shares that will be granted in 2022 after the IPO, including those to people hired for new roles created in connection with the IPO. In addition, we plan to grant RSUs of 10,170 shares to our third independent director when named. These additional grants will have similar vesting terms and conditions as the RSUs mentioned above. We have estimated we will incur approximately $19.5 million in additional non-recurring transaction and Reorganization related costs in connection with the IPO. These amounts are not directly related to the issuance of securities in the IPO but are related to the Reorganization and have been reflected as an adjustment in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020. The TPG Operating Group partnerships have been and are expected to continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the IPO, we are subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to our allocable share of any taxable income generated by the TPG Operating Group that will flow through to its interest holders, including us. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to our income tax expense to reflect a blended statutory tax rate of 23.0% at TPG, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned. Prior to the IPO, TPG held Common Units representing 78.1% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we consolidate the financial results of the TPG Operating Group and its consolidated subsidiaries and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group and its consolidated subsidiaries in our consolidated statements of operations. Following the IPO, TPG owns 25.6% of the Common Units, and the other partners of the TPG Operating Group own the remaining 74.4%, excluding the equity-based compensation expense related to our partners’ unvested TPG Partner Holdings units and indirect economic interests in RemainCo, which has been allocated only to non-controlling interest holders. Net income attributable to non-controlling interests will represents 74.4% of the consolidated income before taxes of the TPG Operating Group. Promote Units are not included in this calculation of ownership interest. TPG | 48

4Q Pro Forma Non-GAAP Financial Measures

($ in thousands)	Non-GAAP 4Q'20	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP 4Q'20
Fee-Related Revenues				
Management Fees	$ 158,816	$ -	$ -	$ 158,816
Transaction, monitoring and other fees, net	29,710	-	-	29,710
Other Income	10,630	2,247	-	12,877 (1)
Fee-Related Revenues	**199,156**	**2,247**	**-**	**201,403**
Fee-Related Expenses				
Compensation and benefits, net	105,767	(21,508)	-	84,259 (2)
Operating expenses, net	40,854	-	-	40,854
Fee-Related Expenses	**146,621**	**(21,508)**	**-**	**125,113**
Fee-Related Earnings	**52,535**	**23,755**	**-**	**76,290**
Realized performance allocations, net	197,287	(156,482)	-	40,805 (2), (3)
Realized investment income and other, net	6,282	(7,983)	-	(1,701) (4)
Depreciation expense	(1,736)	-	-	(1,736)
Interest expense, net	(4,052)	(999)	-	(5,051) (5)
Distributable Earnings	**250,316**	**(141,709)**	**-**	**108,607**
Income taxes	(3,920)	-	(2,478)	(6,398) (6)
After-Tax Distributable Earnings	**$ 246,396**	**$ (141,709)**	**$ (2,478)**	**$ 102,209**

($ in thousands)	Non-GAAP 4Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP 4Q'21
Fee-Related Revenues				
Management Fees	$ 201,876	$ -	$ -	$ 201,876
Transaction, monitoring and other fees, net	24,666	-	-	24,666
Other Income	12,582	(758)	-	11,824 (1)
Fee-Related Revenues	**239,124**	**(758)**	**-**	**238,366**
Fee-Related Expenses				
Compensation and benefits, net	154,474	(42,920)	-	111,554 (2)
Operating expenses, net	35,827	-	-	35,827
Fee-Related Expenses	**190,301**	**(42,920)**	**-**	**147,381**
Fee-Related Earnings	**48,823**	**42,162**	**-**	**90,985**
Realized performance allocations, net	251,158	(197,493)	-	53,665 (2), (3)
Realized investment income and other, net	15,972	(7,805)	-	8,167 (4)
Depreciation expense	(2,158)	-	-	(2,158)
Interest expense, net	(3,683)	(998)	-	(4,681) (5)
Distributable Earnings	**310,112**	**(164,134)**	**-**	**145,978**
Income taxes	(2,909)	-	(5,690)	(8,599) (6)
After-Tax Distributable Earnings	**$ 307,203**	**$ (164,134)**	**$ (5,690)**	**$ 137,379**

See footnotes on the following pages.

TPG | 49

Quarterly Pro Forma Non-GAAP Financial Measures Footnotes Notes to the Unaudited Quarterly Pro Forma Non-GAAP Financial Measures The difference in other income between non-GAAP and pro forma non-GAAP financial measures is attributable to: (i) removing the other income associated with the other investments that were transferred to RemainCo and (ii) an administrative services fee that we will receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects the reduction of our cash-based bonuses we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people’s share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%. The impact of this is a decrease in compensation and benefits, net of $42.9 million and $21.5 million for the quarters ended December 31, 2021 and 2020, respectively. Realized performance allocations, net only include the amounts the TPG Operating Group is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, the TPG Operating Group will receive approximately 20% of the future performance allocations associated with the general partner entities that we retained an economic interest in. This adjustment to our sharing percentage was made to allow us to reduce cash-based bonuses paid to our partners. The impact of this adjustment is a decrease in realized performance allocations, net of $197.5 million and $156.5 million for the quarters ended December 31, 2021 and 2020, respectively. The difference in realized investment income and other, net is related to the transfer to RemainCo of certain other investments that make up the Excluded Assets. The TPG Operating Group retained its interests in our strategic investments in NewQuest, Harlem Capital Partners, VamosVentures and LandSpire Group. This resulted in a decrease to realized investment income and other, net of $7.8 million and $8.0 million for the quarters ended December 31, 2021 and 2020, respectively. This difference relates to additional interest expense from new financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200.0 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of the adjustment is an increase to interest expense of $1.0 million for the quarters ended December 31, 2021 and 2020. The difference in income tax expense is attributable to the Corporate Conversion. The income tax expense adjustment reflects TPG Inc.’s share of pro forma pre-tax distributable earnings, which equals 25.6%, multiplied by TPG Inc.’s effective tax rate of 23.0%. TPG | 50

FY Pro Forma Non-GAAP Financial Measures

($ in thousands)	Non-GAAP FY'20	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP FY'20
Fee-Related Revenues				
Management Fees	$ 623,658	$ -	$ -	$ 623,658
Transaction, monitoring and other fees, net	49,455	-	-	49,455
Other Income	42,920	11,419	-	54,339 (1)
Fee-Related Revenues	**716,033**	**11,419**	**-**	**727,452**
Fee-Related Expenses				
Compensation and benefits, net	441,245	(113,697)	-	327,548 (2)
Operating expenses, net	173,338	-	-	173,338
Fee-Related Expenses	**614,583**	**(113,697)**	**-**	**500,886**
Fee-Related Earnings	**101,450**	**125,116**	**-**	**226,566**
Realized performance allocations, net	313,490	(272,673)	-	40,817 (2), (3)
Realized investment income and other, net	57,231	(32,700)	(19,495)	5,036 (4)
Depreciation expense	(6,556)	-	-	(6,556)
Interest expense, net	(14,843)	(3,992)	-	(18,835) (5)
Distributable Earnings	**450,772**	**(184,249)**	**(19,495)**	**247,028**
Income taxes	(9,305)	-	(5,247)	(14,552) (6)
After-Tax Distributable Earnings	**$ 441,467**	**$ (184,249)**	**$ (24,742)**	**$ 232,476**

($ in thousands)	Non-GAAP FY'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP FY'21
Fee-Related Revenues				
Management Fees	$ 718,364	$ -	$ -	$ 718,364
Transaction, monitoring and other fees, net	102,041	-	-	102,041
Other Income	46,673	7,284	-	53,957 (1)
Fee-Related Revenues	**867,078**	**7,284**	**-**	**874,362**
Fee-Related Expenses				
Compensation and benefits, net	521,413	(140,278)	-	381,135 (2)
Operating expenses, net	167,114	-	-	167,114
Fee-Related Expenses	**688,527**	**(140,278)**	**-**	**548,249**
Fee-Related Earnings	**178,551**	**147,562**	**-**	**326,113**
Realized performance allocations, net	999,603	(794,939)	-	204,664 (2), (3)
Realized investment income and other, net	92,720	(26,000)	-	66,720 (4)
Depreciation expense	(6,775)	-	-	(6,775)
Interest expense, net	(14,928)	(3,991)	-	(18,919) (5)
Distributable Earnings	**1,249,171**	**(677,368)**	**-**	**571,803**
Income taxes	(9,308)	-	(24,376)	(33,684) (6)
After-Tax Distributable Earnings	**$ 1,239,863**	**$ (677,368)**	**$ (24,376)**	**$ 538,119**

See footnotes on the following pages.

TPG | 51

Annual Pro Forma Non-GAAP Financial Measures Footnotes Notes to the Unaudited Annual Pro Forma Non-GAAP Financial Measures The difference in other income between non-GAAP and pro forma non-GAAP financial measures is attributable to: (i) removing the other income associated with the other investments that were transferred to RemainCo and (ii) an administrative services fee that we will receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects the reduction of our cash-based bonuses we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people’s share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%. The impact of this is a decrease in compensation and benefits, net of $140.3 million and $113.7 million for the years ended December 31, 2021 and 2020, respectively. Realized performance allocations, net only include the amounts the TPG Operating Group is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, the TPG Operating Group will receive approximately 20% of the future performance allocations associated with the general partner entities that we retained an economic interest in. This adjustment to our sharing percentage was made to allow us to reduce cash-based bonuses paid to our partners. The impact of this adjustment is a decrease in realized performance allocations, net of $794.9 million and $272.7 million for the years ended December 31, 2021 and 2020, respectively. The difference in realized investment income and other, net is related to the transfer to RemainCo of certain other investments that make up the Excluded Assets. The TPG Operating Group retained its interests in our strategic investments in NewQuest, Harlem Capital Partners, VamosVentures and LandSpire Group. This resulted in a decrease to realized investment income and other, net of $26.0 million and $32.7 million for the years ended December 31, 2021 and 2020, respectively. Also, $19.5 million of additional non-recurring transaction and reorganization related costs are reflected as if incurred during the year ended December 31, 2020. This difference relates to additional interest expense from new financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200.0 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of the adjustment is an increase to interest expense of $4.0 million for the years ended December 31, 2021 and 2020. The difference in income tax expense is attributable to the Corporate Conversion. The income tax expense adjustment reflects TPG Inc.’s share of pro forma pre-tax distributable earnings, which equals 25.6%, multiplied by TPG Inc.’s effective tax rate of 23.0%. TPG | 52

3Q'21 Pro Forma GAAP Balance Sheet

($ in thousands)	TPG Group Holdings Historical 3Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	TPG Inc. Pro Forma 3Q'21	
Assets					
Cash and cash equivalents	$ 1,783,221	$ (88,700)	$ 431,217	$ 2,125,738	(1), (5), (8)
Restricted cash	13,136	-	-	13,136	
Due from affiliates	146,515	-	-	146,515	
Investments	6,664,831	(721,410)	-	5,943,421	(1)
Right-of-use assets	161,927	-	-	161,927	
Other assets	359,852	-	(9,361)	350,491	(8)
Assets of consolidated TPG Funds and Public SPACs:					
Cash and cash equivalents	4,211	(834)	-	3,377	(1)
Investments held in Trust Accounts	1,285,021	-	-	1,285,021	
Investments	250,162	(250,162)	-	-	(1)
Due from affiliates	1,927	(1,927)	-	-	(1)
Due from counterparty	96,164	(96,164)	-	-	(1)
Other assets	3,066	(361)	-	2,705	(1)
Total assets	**10,770,033**	**(1,159,559)**	**421,856**	**10,032,330**	
Liabilities, redeemable equity and partners' capital					
Accounts payable and accrued expenses	319,507	-	-	319,507	
Due to affiliates	1,187,688	(254,417)	11,785	945,056	(1), (9)
Secured borrowings, net	244,874	-	-	244,874	
Senior unsecured term loan	-	200,000	-	200,000	(3)
Revolving credit facility to affiliate	-	-	-	-	
Accrued performance allocations compensation	-	3,475,299	-	3,475,299	(4)
Operating lease liabilities	180,570	-	-	180,570	
Other liabilities	63,951	-	(9,361)	54,590	(8)
Liabilities of consolidated TPG Funds and Public SPACs:					
Accounts payable and accrued expenses	11,387	(987)	-	10,400	(1)
Securities sold, not yet purchased	70,630	(70,630)	-	-	(1)
Due to affiliates	368	(368)	-	-	(1)
Due to counterparty	9,308	(9,308)	-	-	(1)
Derivative liabilities of Public SPACs	33,343	-	-	33,343	
Deferred underwriting	44,975	-	-	44,975	
Total liabilities	**2,166,601**	**3,339,589**	**2,424**	**5,508,614**	
Commitments and contingencies					
Redeemable equity from consolidated Public SPACs	1,285,021	-	-	1,285,021	
Equity				-	
Class A common stock	-	-	79	79	(6)
Class B common stock	-	-	230	230	(7)
Additional paid-in-capital	-	-	509,424	509,424	(10)
Partners' capital controlling interests	3,506,720	(2,155,229)	(1,351,491)	-	(1), (11)
Retained earnings	-	-	-	-	
Total partners' / stockholders' equity attributable to TPG Inc.	**3,506,720**	**(2,155,229)**	**(841,758)**	**509,733**	
Non-controlling interests in consolidated TPG Funds	204,254	(204,254)	-	-	(1)
Other non-controlling interests	3,607,437	(2,139,665)	1,261,190	2,728,962	(1 - 4), (11)
Total equity	**7,318,411**	**(4,499,148)**	**419,432**	**3,238,695**	
Total liabilities, redeemable equity and equity	**$ 10,770,033**	**$ (1,159,559)**	**$ 421,856**	**$ 10,032,330**	

See footnotes on the following pages.

TPG | 53

Pro Forma GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of September 30, 2021 The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and due to affiliate amounts at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. These transfers resulted in the reduction of cash of $13.7 million and due to affiliate amounts of $254.4 million, which increased partners’ capital by $203.2 million and non-controlling interests of $37.5 million. In addition, the transfer of performance allocation economic entitlements resulted in a transfer of $320.9 million from partners’ capital to non-controlling interests. In conjunction with the Reorganization, the TPG Operating Group transferred $75.0 million of cash on hand to RemainCo as a pre-IPO transaction, with an impact to partners’ capital of $63.3 million and non-controlling interests of $11.7 million. The TPG Operating Group also transferred the economic entitlements associated with certain other investments, including our investment in our former affiliate. The impact results in the transfer of $721.4 million of investments with an offsetting impact to partners’ capital totaling $609.0 million and non-controlling interest of $112.4 million. As part of the transfer of certain other investments, we transferred our co-investment interests in our historically consolidated TPG Funds to RemainCo. This resulted in the deconsolidation of those funds and resulted in the exclusion of $349.9 million of assets, $81.3 million of liabilities, $53.9 million of partners’ capital, $204.3 million on non-controlling interests in consolidated TPG Funds and $10.0 million in non-controlling interest. This adjustment relates to the economic entitlements that the TPG Operating Group retained, and the associated reallocation after the Reorganization. Specified Company Assets include certain TPG general partner entities to which the TPG Operating Group retained an economic entitlement and that are consolidated both before and after the Reorganization. As part of the Reorganization, the sharing percentage of the associated performance allocation income was reallocated between controlling and non-controlling interests. Subject to certain exceptions, we expect RemainCo to be entitled to between 10% and 15% of these Specified Company Assets’ related performance allocations, which we will treat as non-controlling interests, and to allocate generally between 65% and 70% indirectly to our partners and professionals through performance allocation vehicles and Promote Units, with the remaining 20% available for distribution to the TPG Operating Group Common Unit holders. RemainCo’s entitlement to performance allocations associated with future funds will step down over time. The primary impact of this is a reallocation from controlling interests to non-controlling interests. Specifically, this adjustment reflects a reclassification of $1,142.5 million from partners’ capital to other non-controlling interest. Reflects additional financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with the $200.0 million of proceeds from the senior unsecured term loan issuance. This adjustment relates to accrued performance allocation amounts owed to our partners and professionals. Prior to the Reorganization and the IPO, the entities that comprise the consolidated financial statements of TPG Group Holdings have been partnerships or limited liability companies, and our senior professionals were part of the ownership group of those entities. As such, their share of accrued performance allocations was reflected within “other non-controlling interests” on the TPG Group Holdings consolidated statement of financial condition, as these interests existed through the individuals’ ownership interests, and the income attributable to these performance allocation rights were included in “net income attributable to other non-controlling interests” on the TPG Group Holdings consolidated statement of operations. Additionally, we have adjusted the sharing percentages associated with certain performance allocations between our controlling and non-controlling interest holders, which resulted in an increase to amounts attributable to our historic non-controlling interest holders and a further increase to accrued performance allocation compensation. As of September 30, 2021, the carrying value of these performance allocations totaled approximately $3,457.3 million. An adjustment has been recorded to reclassify this balance from other non-controlling interests to a liability on the unaudited pro forma condensed consolidated statement of financial condition. Subsequent to the Reorganization, the amounts owed to our senior professionals will be treated as compensatory profit-sharing arrangements and reflected as a liability on our unaudited pro forma condensed consolidated statement of financial condition. TPG | 54

Pro Forma GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of September 30, 2021 continued The adjustment reflects i) proceeds, net of estimated underwriting discounts, of $820.7 million from the IPO based on the issuance of 30,085,604 shares of Class A common stock at the IPO price of $29.50 per share, with a corresponding increase to additional paid-in capital and (ii) of the proceeds noted above, we used approximately $380.1 million to purchase Common Units from certain existing owners of the TPG Operating Group (none of whom is an active TPG partner or Founder), at the IPO price of $29.50 per share paid by the public for shares of our Class A common stock in the IPO. Reflects 70,811,664 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock with a par value of $0.001 outstanding immediately after the IPO. This includes 30,085,604 shares of our Class A common stock issued in the IPO to new investors and 40,726,060 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock received in exchange for Common Units by the holders of Common Units (other than TPG Inc.). In connection with the IPO, we issued 229,652,641 shares of Class B common stock with a par value of $0.001 to the TPG Operating Group owners, other than us or our wholly-owned subsidiaries, on a one-to-one basis with the number of Common Units they own across each of the three TPG Operating Group entities. Each share of our Class B common stock entitles its holder to ten votes. As part of the IPO and pursuant to the Exchange Agreement, each Common Unit that is not held by us or our wholly-owned subsidiaries is exchangeable for either cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred); or at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock). We are reflecting the TPG Operating Group Common Units held by our affiliates as non-controlling interests on the unaudited pro forma GAAP balance sheet since they relate to equity in the TPG Operating Group that is not attributable to us. We are deferring certain costs associated with this offering, including certain legal, accounting and other related expenses, which have been recorded in other assets, net in our unaudited pro forma condensed consolidated statement of financial condition. Upon completion of the IPO, we have incurred approximately $31.8 million of offering costs that are reflected as a reduction to additional paid-in capital, of which $9.4 million was recorded to other assets, net as of September 30, 2021. The remaining $22.4 million of offering costs are presented as an offset to proceeds from the IPO. We may incur additional costs related to the IPO which we expect to be settled in cash with the proceeds from the IPO. In connection with the IPO, we entered into the Tax Receivable Agreement with certain of our pre-IPO owners that provides for the payment by us (or our subsidiary) to such pre-IPO owners of 85% of cash tax savings, if any, that we actually realize, or we are deemed to realize (calculated using certain assumptions) as a result of the Covered Tax Items. We will retain the benefit of the remaining 15% of these net cash tax savings under the Tax Receivable Agreement. Pursuant to the corporate conversion and this offering, $11.8 million was recognized in due to affiliates for the Tax Receivable Agreement, which assumes: (i) only exchanges associated with this offering, (ii) a share price equal to $29.50 per share less any underwriting discounts and commissions, (iii) a constant U.S. federal and state income tax rate of 23.0%, (iv) no material changes in tax law, (v) the ability to utilize tax attributes, (vi) no adjustment for potential remedial allocations and (vii) future Tax Receivable Agreement payments. The impact of the Tax Receivable Agreement liability is reflected within additional paid-in capital. Reflects adjustments to additional paid-in capital as a result of: (i) proceeds from offering, net of underwriting discounts and unpaid offering costs, (ii) exchange of common units, (iii) reclassifying partners’ capital to additional paid-in capital, (iv) tax receivable agreement, (v) payment of offering costs, (vi) par value of common stock, and (vii) transfer to non-controlling interest holders. Following the IPO, we hold approximately 25.6% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we continue to consolidate the financial results of the TPG Operating Group and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group, which represents a majority of the economic interest in the TPG Operating Group on our consolidated statement of financial condition. TPG | 55

4Q'21 Pro Forma GAAP Balance Sheet

($ in thousands)	TPG Group Holdings Historical 4Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	TPG Inc. Pro Forma 4Q'21	
Assets					
Cash and cash equivalents	$ 972,729	$ (27,200)	$ 431,217	$ 1,376,746	(1), (3), (8)
Restricted cash	13,135	-	-	13,135	
Due from affiliates	185,321	-	-	185,321	
Investments	6,109,046	-	-	6,109,046	
Right-of-use assets	157,467	-	-	157,467	
Other assets	499,850	-	(23,988)	475,862	(8)
Assets of consolidated TPG Funds and Public SPACs:					
Cash and cash equivalents	5,371	-	-	5,371	
Investments held in Trust Accounts	1,000,027	-	-	1,000,027	
Investments	-	-	-	-	
Due from affiliates	74	-	-	74	
Due from counterparty	-	-	-	-	
Other assets	18,993	-	-	18,993	
Total assets	**8,962,013**	**(27,200)**	**407,229**	**9,342,042**	
Liabilities, redeemable equity and partners' capital					
Accounts payable and accrued expenses	134,351	-	-	134,351	
Due to affiliates	826,999	(203,286)	10,611	634,324	(1), (6)
Secured borrowings, net	244,950	-	-	244,950	
Revolving credit facility to affiliate	199,494	-	-	199,494	
Accrued performance allocation compensation	-	3,848,126	-	3,848,126	(2)
Operating lease liabilities	177,003	-	-	177,003	
Other liabilities	61,243	-	(24,171)	37,072	(8)
Liabilities of consolidated TPG Funds and Public SPACs:					
Accounts payable and accrued expenses	8,484	-	-	8,484	
Derivative liabilities of Public SPACs	13,048	-	-	13,048	
Deferred underwriting	35,000	-	-	35,000	
Total liabilities	**1,700,572**	**3,644,840**	**(13,560)**	**5,331,852**	
Commitments and contingencies					
Redeemable equity from consolidated Public SPACs	1,000,027	-	-	1,000,027	
Equity					
Class A common stock	-	-	79	79	(4)
Class B common stock	-	-	230	230	(5)
Additional paid-in-capital	-	-	498,251	498,251	(7)
Partners' capital controlling interests	1,606,593	(439,196)	(1,167,397)	-	(1), (9)
Retained earnings	-	-	-	-	
Total partners' / stockholders' equity attributable to TPG Inc.	**1,606,593**	**(439,196)**	**(668,837)**	**498,560**	
Non-Controlling interests in consolidated TPG Funds	-	-	-	-	
Other non-controlling interests	4,654,821	(3,232,844)	1,089,626	2,511,603	(1), (2), (9)
Total Equity	**6,261,414**	**(3,672,040)**	**420,789**	**3,010,163**	
Total liabilities, redeemable equity and equity	**$ 8,962,013**	**$ (27,200)**	**$ 407,229**	**$ 9,342,042**	

See footnotes on the following pages.

TPG | 56

Pro Forma GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of December 31, 2021 The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and due to affiliate amounts at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. These transfers resulted in the reduction of cash of $27.2 million and due to affiliate amounts of $203.3 million, which increased partners’ capital by $148.5 million and non-controlling interests of $27.6 million. In addition, the transfer of performance allocation economic entitlements resulted in a transfer of $587.7 million from partners’ capital to non-controlling interests. This adjustment relates to accrued performance allocation amounts owed to our partners and professionals. Prior to the Reorganization and the IPO, the entities that comprise the consolidated financial statements of TPG Group Holdings have been partnerships or limited liability companies, and our senior professionals were part of the ownership group of those entities. As such, their share of accrued performance allocations was reflected within “other non-controlling interests” on the TPG Group Holdings consolidated statement of financial condition, as these interests existed through the individuals’ ownership interests, and the income attributable to these performance allocation rights were included in “net income attributable to other non-controlling interests” on the TPG Group Holdings consolidated statement of operations. Additionally, we have adjusted the sharing percentages associated with certain performance allocations between our controlling and non-controlling interest holders, which resulted in an increase to amounts attributable to our historic non-controlling interest holders and a further increase to accrued performance allocation compensation. As of December 31, 2021, the carrying value of these performance allocations totaled approximately $3,848.1 million. An adjustment has been recorded to reclassify this balance from other non-controlling interests to a liability on the unaudited pro forma condensed consolidated statement of financial condition. Subsequent to the Reorganization, the amounts owed to our senior professionals will be treated as compensatory profit-sharing arrangements and reflected as a liability on our unaudited pro forma condensed consolidated statement of financial condition. The adjustment reflects i) proceeds, net of estimated underwriting discounts, of $820.7 million from the IPO based on the issuance of 30,085,604 shares of Class A common stock at the IPO price of $29.50 per share, with a corresponding increase to additional paid-in capital and (ii) of the proceeds noted above, we used approximately $380.1 million to purchase Common Units from certain existing owners of the TPG Operating Group (none of whom is an active TPG partner or Founder), at the IPO price of $29.50 per share paid by the underwriters for shares of our Class A common stock in the IPO. Reflects 70,811,664 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock with a par value of $0.001 outstanding immediately after the IPO. This includes 30,085,604 shares of our Class A common stock issued in the IPO to new investors and 40,726,060 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock received in exchange for Common Units by the holders of Common Units (other than TPG Inc.). In connection with the IPO, we issued 229,652,641 shares of Class B common stock with a par value of $0.001 to the TPG Operating Group owners, other than us or our wholly-owned subsidiaries, on a one-to-one basis with the number of Common Units they own across each of the three TPG Operating Group entities. Each share of our Class B common stock entitles its holder to ten votes. As part of the IPO and pursuant to the Exchange Agreement, each Common Unit that is not held by us or our wholly-owned subsidiaries is exchangeable for either cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred); or at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock). We are reflecting the TPG Operating Group Common Units held by our affiliates as non-controlling interests on the unaudited pro forma GAAP balance sheet since they relate to equity in the TPG Operating Group that is not attributable to us. TPG | 57

Pro Forma GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of December 31, 2021 continued In connection with the IPO, we entered into the Tax Receivable Agreement with certain of our pre-IPO owners that provides for the payment by us (or our subsidiary) to such pre-IPO owners of 85% of cash tax savings, if any, that we actually realize, or we are deemed to realize (calculated using certain assumptions) as a result of the Covered Tax Items. We will retain the benefit of the remaining 15% of these net cash tax savings under the Tax Receivable Agreement. Pursuant to the Corporate Conversion and the IPO, $10.6 million was recognized in due to affiliates for the Tax Receivable Agreement, which assumes: (i) only exchanges associated with the IPO, (ii) a share price equal to $29.50 per share less any underwriting discounts and commissions, (iii) a constant U.S. federal and state income tax rate of 23.0% (iv) no material changes in tax law, (v) the ability to utilize tax attributes, (vi) no adjustment for potential remedial allocations and (vii) future Tax Receivable Agreement payments. The impact of the Tax Receivable Agreement liability is reflected within additional paid-in capital. Reflects adjustments to additional paid-in capital as a result of: (i) proceeds from offering, net of underwriting discounts and unpaid offering costs, (ii) exchange of common units, (iii) reclassifying partners’ capital to additional paid-in capital, (iv) tax receivable agreement, (v) payment of offering costs, (vi) par value of common stock, and (vii) transfer to non-controlling interest holders. We are deferring certain costs associated with this offering, including certain legal, accounting and other related expenses, which have been recorded in other assets, net in our unaudited pro forma condensed consolidated statement of financial condition. Upon completion of the IPO, we incurred approximately $31.8 million of offering costs that will be reflected as a reduction to additional paid-in capital, of which $24.2 million was recorded to other assets, net as of December 31, 2021. The remaining $9.4 million of offering costs are presented as an offset to proceeds from the IPO. We may incur additional costs through the completion of this offering which we expect to be settled in cash with the proceeds from this offering. Following the IPO, we hold approximately 25.6% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we continue to consolidate the financial results of the TPG Operating Group and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group, which represents a majority of the economic interest in the TPG Operating Group on our consolidated statement of financial condition. TPG | 58

Pro Forma Non-GAAP Balance Sheet

($ in thousands)	Non-GAAP 3Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP 3Q'21	
Book Assets					
Cash and cash equivalents	$ 335,540	$ (88,700)	$ 431,217	$ 678,057	(1), (2)
Restricted Cash	13,135	-	-	13,135	
Accrued performance allocations	2,414,330	(1,737,313)	-	677,017	(1), (3)
Other investments	1,546,471	(752,674)	-	793,797	(1)
Other assets, net	676,881	(30,450)	(9,361)	637,070	(1), (2)
Total Book Assets	**4,986,357**	**(2,609,137)**	**421,856**	**2,799,076**	
Book Liabilities					
Accounts payable, accrued expenses and other	581,768	(254,417)	2,424	329,775	(1), (2), (4)
Securitized borrowing, net	244,873	-	-	244,873	
Senior unsecured term loan	-	200,000	-	200,000	(5)
Total Book Liabilities	**826,641**	**(54,417)**	**2,424**	**774,648**	
Net Book Value	**$ 4,159,716**	**$ (2,554,720)**	**$ 419,432**	**$ 2,024,428**	(6)

($ in thousands)	Non-GAAP 4Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	Pro Forma Non-GAAP 4Q'21	
Book Assets					
Cash and cash equivalents	$ 242,370	$ (27,200)	$ 431,217	$ 646,387	(1), (2)
Restricted Cash	13,135	-	-	13,135	
Accrued performance allocations	1,344,348	(575,065)	-	769,283	(3)
Other investments	894,741	-	-	894,741	
Other assets, net	398,154	(204,453)	(23,988)	169,713	(1), (2)
Total Book Assets	**2,892,748**	**(806,718)**	**407,229**	**2,493,259**	
Book Liabilities					
Accounts payable, accrued expenses and other	525,267	(203,286)	(13,560)	308,421	(1), (2), (4)
Securitized borrowing, net	244,950	-	-	244,950	
Senior unsecured term loan	199,494	-	-	199,494	
Total Book Liabilities	**969,711**	**(203,286)**	**(13,560)**	**752,865**	
Net Book Value	**$ 1,923,037**	**$ (603,432)**	**$ 420,789**	**$ 1,740,394**	(5)

See footnotes on the following pages.

TPG | 59

Pro Forma Non-GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Non-GAAP Balance Sheet Measures as of September 30, 2021 The difference between non-GAAP and pro forma non-GAAP balance sheet measures relates to the transfer of Excluded Assets, which consist of rights to future performance allocations related to certain general partner entities. Additionally, certain of our other investments and investments into TPG Funds have been excluded, because such interests are not part of the TPG Operating Group. Our share of accrued performance allocations would have been reduced by $363.9 million and we also would have transferred (i) $88.7 million of cash; (ii) $752.7 million in investments; (iii) $30.5 million of other assets, net; and (iv) $254.4 million of other liabilities to RemainCo. Includes $431.2 million of proceeds, net of estimated underwriting discounts and unpaid offering costs of $31.8 million, of which $9.4 million was previously capitalized and accrued in Other Assets, net and Accounts payable, accrued expenses and other, respectively. Following the Reorganization, the TPG Operating Group and Common Unit holders are expected to receive approximately 20% of the future performance allocations associated with the general partner entities that we retain an economic interest in as described in Note 2 above. This adjustment reduces our share of accrued performance allocations by $1,373.4 million. Reflects a Tax Receivable Agreement liability of $11.8 million related to the Reorganization of TPG into a corporation and associated offering transactions. Reflects additional financing the TPG Operating Group used to declare a distribution of $200.0 million to our controlling and non-controlling interest holders prior to the Reorganization and this offering. The distribution was made with $200.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of this to our pro forma Non-GAAP assets and liabilities is an increase to debt of $200.0 million. Represents the impact to the net book value of the TPG Operating Group after the offering transaction adjustments. TPG | 60

Pro Forma Non-GAAP Balance Sheet Footnotes Notes to the Unaudited Pro Forma Condensed Consolidated Non-GAAP Balance Sheet Measures as of December 31, 2021 The difference between non-GAAP and pro forma non-GAAP balance sheet measures relates to the transfer of Excluded Assets, which consist of rights to future performance allocations related to certain general partner entities. Additionally, certain of our other investments and investments into TPG Funds have been excluded, because such interests are not part of the TPG Operating Group. We would have transferred (i) $27.2 million of cash; (ii) $204.5 million of other assets; and (iii) $203.3 million of other liabilities to RemainCo. Includes $431.2 million of proceeds, net of estimated underwriting discounts and unpaid offering costs of $31.8 million, of which $24.0 million was previously capitalized and accrued in Other Assets, net and Accounts payable, accrued expenses and other, respectively. Following the Reorganization, the TPG Operating Group and Common Unit holders are expected to receive approximately 20% of the future performance allocations associated with the general partner entities that we retain an economic interest in as described in Note 2 above. This adjustment reduces our share of accrued performance allocations by $575.1 million. Reflects a Tax Receivable Agreement liability of $10.4 million related to the Reorganization of TPG into a corporation and associated offering transactions. Represents the impact to the net book value of the TPG Operating Group after the IPO transaction adjustments. TPG | 61

Notes Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. We expect that our first quarterly distribution will be paid in the second quarter of 2022 in respect of the prior quarter. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committeeprior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this press release, we disclose non-GAAP financial measures, including distributable earnings (“DE”), after-tax DE, fee-related earnings (“FRE”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages. TPG | 62

Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income tax expense. We use it to assess how income tax expense effects amounts available to be distributed to our partners. After-tax DE differs from GAAP net income computed in accordance with GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE it does reflect the impact of income tax expense. Assets Under Management (“AUM”) represents the sum of (i)fair value of the investments and financial instruments held by our TPG funds managed by us, plus the capital that we are entitled to call from investors in those funds and co-investors, pursuant to the terms of their respective capital commitments, net of outstanding leverage, including capital commitments to funds that have yet to commence their investment periods; (ii)the net asset value of our hedge funds and funds of hedge funds; (iii)the gross amount of assets (including leverage) for our mortgage REITs; and (iv) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG investment funds and co-investmentvehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested. Subject to certain limitations, limited partners in these funds pay a lower fee on committedand undrawn capital. As capital is drawn down for investments, the fees paid on that capital increases. FAUM Subject to Step-Up is included within FAUM. AUM Subject to Fee Earning Growth represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up). Available capital is the aggregate amount of unfunded capital commitments that partners have committed to our funds and co-invest vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level financing arrangements; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by TPG’s investment funds, co-investment vehicles and SPACs in conjunction with the completion of a business combination. It excludes hedge fund activity. We believe this measure is useful to investors as it measures capital deployment across TPG. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital raised is the aggregate amount of capital commitments raised by TPG’s investment funds and co-investment vehicles during a given period, as well as IPO and forward purchase agreements associated with our Public SPACs and private investment in public equity upon the consummation of a business combination associated with one of our Public SPACs. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income. DE differs from GAAP net income computed in accordance with GAAP in that it does not include (i)unrealized performance allocations and related compensation and benefit expense, (ii)unrealized investment income, (iii)equity-based compensation expense, (iv)net income (loss) attributable to non-controlling interests in consolidated entities, or (v)certain non-cash items, such as contingent reserves. TPG | 63

Definitions (Cont’d) Fee-Related Earnings(“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i)realized performance allocations and related compensation expense, (ii)realized investment income from investments and financial instruments, (iii)net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-recurring income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related GAAP measures is not adequate due to the adjustments described herein. Fee-related revenues (“FRR”) is comprised of (i)management fees, (ii)transaction, monitoring and other fees, net, and (iii)other income. Fee-related revenue differs from revenue computed in accordance with GAAP in that it excludes certain reimbursement expense arrangements. Refer to “—Reconciliation to GAAP Measures” to the comparable line items on the combined statements of operations. Fee-related expenses differs from expenses computed in accordance with GAAP in that it is net of certain reimbursement arrangements. Fee-related expenses is used in management’s review of the business. Fee earning AUM or “FAUM” represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii)certain assets, primarily in our private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are generally not impacted by changes in the fair value of underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Net accrued performance allocations represents both unrealized and undistributed performance allocations resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance allocations to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Realizations represent the aggregate investment proceeds generated by our TPG investment funds and co-investment vehicles and Public SPACs in conjunction with the completion of a business combination. We believe this measure is useful to investors as it drives investment gains and performance allocations. Value creation, with respect to an investment or group of investments, represents the appreciation or depreciation of value during a given measurement period, with the numerator being the total change in value reduced by capital invested during the measurement period, and the denominator being the sum of (i) the unrealized value at the beginning of the measurement period plus (ii) capital invested in follow-on investments made during the measurement period plus (iii) capital invested in new investments made during the measurement period if the new investment had a change in value. TPG | 64